United States
Securities and Exchange Commission
Washington, D.C. 20549

Schedule 14A Information

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No.   )

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World Acceptance Corporation
(Name of Registrant as Specified In Its Charter)

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2

July 7, 2015

To the Shareholders of World Acceptance Corporation:

In connection with the Annual Meeting of Shareholders of your Company to be held on August 5, 2015, enclosed is a Notice of the Meeting, a Proxy Statement containing information about the matters to be considered at the Meeting, and a form of proxy relating to those matters.
Also enclosed is the Company’s 2015 Annual Report, which provides information relating to the Company’s activities and operating performance during the most recent fiscal year.
You are cordially invited to attend the Annual Meeting of Shareholders. Please sign and return the form of proxy so that your shares can be voted in the event that you are unable to attend the Meeting. A postage-paid return envelope for that purpose is provided for your convenience. Your proxy will, of course, be returned to you if you are present at the Meeting and elect to vote in person. It may also be revoked in the manner set forth in the Proxy Statement. The Board of Directors and Management look forward to seeing you at the Annual Meeting.

Sincerely yours,

A.A. McLean III
Chairman of the Board and Chief Executive Officer

WORLD ACCEPTANCE CORPORATION
108 Frederick Street
Greenville, South Carolina 29607

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Shareholders:

Notice is hereby given that the Annual Meeting of Shareholders of World Acceptance Corporation will be held at the Company’s main office at 108 Frederick Street, Greenville, South Carolina, on Wednesday, August 5, 2015 at 11:00 a.m., local time, for the following purposes:

1.	To elect seven (7) directors to hold office until the next Annual Meeting of Shareholders or until their successors have been duly elected and qualified; and

2.
To consider and act upon a proposal to ratify the action of the Audit and Compliance Committee in selecting McGladrey LLP as the independent registered public accounting firm to audit the consolidated financial statements of the Company and its subsidiaries for the fiscal year ending March 31, 2016; and

3.	To consider and act upon an advisory resolution to approve the compensation of the named executive officers, as disclosed in the Proxy Statement; and

4.	To transact such other business as may properly come before the Meeting or any adjournment or adjournments thereof.

The Board of Directors has fixed the close of business on June 29, 2015 as the record date for determination of shareholders entitled to notice of and to vote at the Annual Meeting or any adjournment or adjournments thereof.

The Board of Directors of the Company would appreciate your signing and returning the accompanying form of proxy promptly so that, if you are unable to attend, your shares can nevertheless be voted at the Annual Meeting.

YOUR VOTE AND PROMPT RESPONSE IS IMPORTANT. TO ASSURE YOUR REPRESENTATION AT THE MEETING, PLEASE SIGN AND MAIL YOUR PROXY PROMPTLY.

July 7, 2015	A.A. McLean III
Chairman of the Board and Chief Executive Officer

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS
FOR THE ANNUAL SHAREHOLDER MEETING TO BE HELD ON AUGUST 5, 2015
The Company’s Proxy Statement, form of proxy card and 2015 Annual Report to Shareholders are also available for review on the Internet at http://www.irinfo.com/wrld/WRLD2015.html.

WORLD ACCEPTANCE CORPORATION
108 Frederick Street
Greenville, South Carolina 29607

PROXY STATEMENT

The following statement (this “Proxy Statement”), first mailed on or about July 7, 2015, is furnished in connection with the solicitation by the Board of Directors (the “Board”) of World Acceptance Corporation (the “Company”) of proxies to be used at the Annual Meeting of Shareholders of the Company (the “Meeting”) to be held on August 5, 2015, at 11:00 a.m., local time, at the Company’s main office at 108 Frederick Street, Greenville, South Carolina, and at any adjournment or adjournments thereof.
A copy of the Company’s 2015 Annual Report is provided with this Proxy Statement. These documents are also available for review on the Internet at http://www.irinfo.com/wrld/WRLD2015.html.
The accompanying form of proxy is for use at the Meeting if a shareholder is unable to attend in person or plans to attend but prefers to vote by proxy. The proxy may be revoked by the shareholder at any time before it is exercised by submitting to the Secretary of the Company written notice of revocation, or a properly executed proxy of a later date, or by attending the Meeting and electing to vote in person. All shares represented by valid proxies received pursuant to this solicitation, and not revoked before they are exercised, will be voted in the manner specified therein. If no specification is made, such proxies will be voted in favor of:

1.	The election to the Board of the seven (7) nominees named in this Proxy Statement; and

2.
The ratification of the Audit and Compliance Committee’s selection of McGladrey LLP as the independent registered public accounting firm to audit the consolidated financial statements of the Company and its subsidiaries for the fiscal year ending March 31, 2016; and

3.	The approval of the advisory resolution on the compensation of the Company’s named executive officers as described in this Proxy Statement.
The entire cost of soliciting these proxies will be borne by the Company. In addition to the solicitation of the proxies by mail, the Company will request banks, brokers, and other record holders to send proxies and proxy materials to the beneficial owners of the Company’s common stock, no par value (the “Common Stock”), and secure the beneficial owners’ voting instructions, if necessary. The Company will reimburse them for their reasonable expenses in so doing. If necessary, the Company may use several of its regular employees, who will not be specially compensated, to solicit proxies from shareholders, either personally or by other forms of communication.
Pursuant to the provisions of the South Carolina Business Corporation Act, the Board of Directors has fixed June 29, 2015 as the record date for the determination of shareholders entitled to notice of and to vote at the Meeting and, accordingly, only holders of record of outstanding shares (the “Shares”) of the Common Stock at the close of business on that date will be entitled to notice of and to vote at the Meeting.
The number of outstanding Shares entitled to vote as of the record date was 8,972,398. Each Share is entitled to one vote. In accordance with South Carolina law and the Company’s bylaws, a majority of the outstanding shares entitled to vote, represented in person or by proxy, will constitute a quorum for purposes of the Meeting and action on the proposals described in the accompanying Notice of Meeting and this Proxy Statement. Abstentions and broker non-votes (if any) will be counted for purposes of determining the presence or absence of a quorum.
With regard to the election of directors, votes may either be cast in favor of or withheld, and directors will be elected by a plurality of the votes cast. Votes that are withheld will be excluded entirely from the vote and will have no effect on the outcome of the election of directors. Selection of the independent registered public accounting firm will be ratified if more votes are cast in favor of such proposal than are cast against it. The advisory vote on the Company’s executive compensation is not binding on the Company. However, the resolution regarding the Company’s executive compensation will be deemed approved on an advisory basis if more votes are cast in favor of the proposal than against it. Accordingly, abstentions will have no effect on the outcome of the vote on this proposal. Broker non-votes (if any), will not be counted as votes cast and will have no effect on the outcome of the vote on any proposals. Cumulative voting is not permitted under the Company’s articles of incorporation.

On June 29, 2015, the only class of voting securities the Company had issued and outstanding was its Common Stock. The following table sets forth the names and addresses of, and the numbers and percentages of Shares beneficially owned by, persons known to the Company to beneficially own five percent or more of the outstanding Shares as of June 29, 2015. Except as noted otherwise, each shareholder listed below possesses sole voting and investment (dispositive) power with respect to the Shares listed opposite the shareholder’s name.
Ownership of Shares by Certain Beneficial Owners(1)

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class (1)
Thomas W. Smith (2) Scott J. Vassalluzzo Prescott General Partners LLC Prescott Associates L.P. 2220 Butts Road, Suite 320 Boca Raton, Florida 33431	2,472,223	27.6%

Columbia Wanger Asset Management, LLC et al. (3) 227 West Monroe Street, Suite 3000 Chicago, Illinois 60606	1,108,107	12.4%

The Vanguard Group (4) 100 Vanguard Boulevard Malvern, Pennsylvania 19355	947,284	10.6%

BlackRock, Inc. (5) 40 East 52nd Street New York, New York 10022	749,844	8.4%

(1)
Although the amounts of shares beneficially owned and other information in the table is derived from sources described in the footnotes below, the percent of class information is derived by calculating the reported amounts as a percent of the 8,972,398 shares outstanding as of June 29, 2015.

(2)	Based on an amended Schedule 13D/A filed on November 5, 2014 and subsequent Form 4 filings.

Name	Shared Voting and Dispositive Power	Sole Voting and Dispositive Power	No Voting and Shared Dispositive Power	Total
Scott J. Vassalluzzo	58,677	31,788	36,000	126,465
Thomas W. Smith	142,627	510,000	—	652,627
Prescott Associates L.P.	1,256,051	—	—	1,256,051
Prescott General Partners LLC	1,785,158	—	—	1,785,158
In their capacities as managing members of the Prescott General Partners LLC (the "Partnership"), Messrs. Vassalluzzo and Smith also may be deemed to beneficially own the shares beneficially owned by the Partnership.

(3)	Based on an amended Schedule 13G/A filed February 11, 2015. Columbia Wanger Asset Management, LLC reported sole voting power over 1,083,087 and sole dispositive power over 1,108,107 shares.

(4)
Based on an amended Schedule 13G/A filed February 10, 2015. The Vanguard Group reported sole voting power over 12,201 shares, sole dispositive power over 935,683 shares, and shared dispositive power over 11,601 shares.

(5)	Based on an amended Schedule 13G/A filed January 23, 2015. BlackRock, Inc. reported sole voting power over 729,330 shares and sole dispositive power over 749,844 shares.

PROPOSAL I - ELECTION OF DIRECTORS

The Company’s bylaws provide for seven directors. The Company’s Board consisted of seven directors until the unexpected death of director William S. Hummers, III, on August 13, 2013, shortly in advance of the Company’s 2013 Annual Meeting held August 29, 2013. At that time, the Nominating and Corporate Governance Committee (the “Nominating Committee”) and the Board elected not to propose a substitute nominee for Mr. Hummers, but instead to take more time to consider its options for identifying and possibly naming a successor to replace Mr. Hummers. Effective June 10, 2015, upon the recommendation of the Nominating Committee, the Board of Directors appointed Janet Lewis Matricciani as a director and nominee to stand for election at the Meeting. Ms. Matricciani is the Company’s current Chief Operating Officer and, as previously disclosed, the anticipated successor to Mr. A. Alexander McLean, III, who will be retiring as Chief Executive and a director of the Company effective September 30, 2015. Accordingly, the Board of Directors, upon the recommendation of the

Nominating Committee, has nominated the seven director candidates for whom individual biographies are presented below. It is intended that the persons named in the accompanying proxy will vote only for the seven nominees for director named on the following pages, except to the extent authority to so vote is withheld with respect to one or more nominees. Each director will be elected to serve until the next Annual Meeting of Shareholders or until a successor is elected and qualified. Directors will be elected by a plurality of the votes cast.

Although the Board does not expect that any of the nominees named will be unavailable for election, in the event of a vacancy in the slate of nominees occasioned by death or any other unexpected occurrence, it is intended that Shares represented by proxies in the accompanying form will be voted for the election of a substitute nominee selected by the Nominating Committee.
The Board of Directors held four meetings during fiscal 2015 and one thus far in fiscal 2016. In addition, the Board of Directors took a number of actions by written consent during fiscal 2015. Each director attended all meetings of the Board of Directors and all meetings of each committee on which he served. The Board typically schedules a meeting in conjunction with the Company’s Annual Meeting of Shareholders and expects that all directors will attend this year’s Meeting absent a schedule conflict or other valid reason. All of the directors attended the Company’s 2014 Annual Meeting.
Director Qualifications and Experience
Below are the key experience, qualifications, and skills that the Company believes are important to be reflected in the Board’s composition. The individual directors’ experiences, qualifications and skills (including one or more of the key attributes described below) that the Board considered in their nomination or re-nomination are included in their individual biographies.

•
Leadership experience. Directors with experience in significant leadership positions over an extended period, especially CEO or other C-level positions, provide the Company with special insights. These people generally possess strong leadership qualities and the ability to identify and develop those qualities in others. They also demonstrate practical understanding of organizations, processes, strategy, risk management and the methods to drive change and growth.

•
Finance experience. An understanding of finance and financial reporting processes is important. The Company measures its operating and strategic performances primarily by reference to financial targets. In addition, accurate financial reporting and robust auditing are critical to the Company’s success. The Nominating Committee seeks to have a number of directors who qualify as audit committee financial experts, as well as an entire Board composed of financially literate directors.

•	Risk management oversight experience. The Nominating Committee believes risk management oversight is critical to the Board’s role in overseeing the risks facing the Company.

•
Corporate governance experience. The Nominating Committee believes directors with corporate governance experience support the goals of a strong Board and management accountability, transparency and promotion of shareholders interests.

•	Legal experience. The Nominating Committee believes legal experience is valuable to the Board’s oversight of the Company’s legal and regulatory compliance.

•
General business experience. The Nominating Committee believes general business experience, as well as practical experience, is valuable to an understanding of the Company’s business goals and strategies and helps to ensure the well-roundedness of the Board.

Below is information regarding the background and qualifications of the nominees for election to the Board of Directors. None of the following nominees or current directors is related (as first cousin or closer) by blood, marriage, or adoption to any other nominee, director, or person who may be deemed to be an executive officer of the Company.
The Board unanimously recommends a vote FOR the election of these nominees for Director.
A. Alexander McLean, III (64), Chairman of the Board of Directors and Chief Executive Officer, World Acceptance, Director since June 1989.

Mr. McLean has served as Chairman of the Board since August 2007 and as Chief Executive Officer since March 2006, as executive vice president from August 1996 to March 2006, as senior vice president from 1992 to August 1996, as vice president from 1989 to 1992, and as chief financial officer from June 1989 to March 2006.

Education –	Bachelor of Science – Economics, Davidson College Masters in Accounting, University of South Carolina

Director Qualifications

•	Leadership experience – current Chief Executive Officer of World Acceptance Corporation

•
Finance experience – former chief financial officer of World Acceptance Corporation, former chief financial officer of a community federal savings bank, and former controller of a community federal savings bank

Directorships within past five years

•	Independence National Bank, May 2008 - July 2014

•	Board of Trustees, United Way of Greenville County, February 2009 - February 2015

•	YMCA Endowment, since February 2006

•	Cancer Society of Greenville County, since January 2009

•	American Financial Services Association, since March 2006 (Chairman Oct. 2009 – Oct. 2010)

•	National Installment Lenders Association, since December 2008

•	AFSA Education Foundation, since March 2010

•	Mountain Retreat Association, Montreat Conference Center, since November 2012

•	Poinsett Club, since February 2013

•	Upstate Carolina Angel Network, since June 2012

James R. Gilreath (73), Attorney, The Gilreath Law Firm, P.A., Director since April 1989.

Mr. Gilreath has practiced law in Greenville, South Carolina since 1968.

Education –	Bachelor of Science – Accounting, University of South Carolina Juris Doctor in Law, University of South Carolina Masters of Law in Taxation, New York University School of Law

Director Qualifications

•
Legal experience – practicing attorney in Greenville, South Carolina for over 42 years. During this time has been involved in numerous complex business cases regarding matters facing a diverse range of companies.

Directorships within past five years

•	None

Charles D. Way (62), Private Investor, Director since September 1991.

From 1989 until 2006, Mr. Way served as chief executive officer of Ryan’s Restaurant Group, Inc., a publicly traded company. From 1988 to 2004, Mr. Way served as president of Ryan’s Family Steak House, Inc.

Education –	Bachelor of Science – Accounting, Clemson University

Director Qualifications

•	Leadership experience – former president, chief executive officer and director of Ryan’s Restaurant Group, Inc.

•	Finance experience – former vice president - finance and chief financial officer of Ryan’s Restaurant Group, Inc.

Directorships within past five years

•	None

Ken R. Bramlett, Jr. (55), Private Investor, Director since October 1993.

Mr. Bramlett served as senior vice president and general counsel for COMSYS IT Partners, Inc. a public information technology services company from January 1, 2006 until it was sold in April 2010. From 2005 to 2006, Mr. Bramlett was a partner with Kennedy Covington Lobdell & Hickman, LLP, a Charlotte, North Carolina law firm. From 1996 to 2004, Mr. Bramlett served as senior vice president and general counsel of Venturi Partners, Inc., (formerly known as Personnel Group of America, Inc.), an information technology and personnel staffing services company. Mr. Bramlett also served as chief financial officer of Venturi from October 1999 to January 2001, and as a director of that company from August 1997 to January 2001. Prior to October 1996, Mr. Bramlett was an attorney with Robinson, Bradshaw & Hinson, P.A., a Charlotte, North Carolina law firm, for 12 years.

Education –	Bachelor of Arts – Philosophy, Wake Forest University Juris Doctor in Law, University of North Carolina – Chapel Hill

Director Qualifications

•
Leadership experience – served in various executive management positions for public companies in the staffing services and information technology consulting industries, including chief financial officer, chief corporate development officer, general counsel, chief human resources officer and chief investor relations officer

•	Finance experience – two stints as chief financial officer for Venturi Partners, first in late 1996 and early 1997 and again in late 1999 and 2000

•
Legal experience – diverse legal experience both in private practice and as in-house counsel, including general corporate, securities and corporate finance, mergers and acquisitions and litigation management

•	Risk management experience – former risk manager for Venturi Partners and COMSYS IT Partners

•	Corporate governance experience – experienced in working with public company boards as an officer and serving as a public company board member; also has extensive executive compensation experience
Directorships held in the past five years
Current –

•	A Brand Company, LLC (fka Bluegrass Ltd) (July 2011 to present), a Charlotte, North Carolina promotional marketing firm

Former –

•	Raptor Networks Technology, Inc. (2005 – March 2011) – Chairman of Compensation Committee and Governance Committee

•	Charlotte Wine & Food Weekend, Inc. (1995 - January 2015, Chairman in 2005 and 2006)

•	Carmel Country Club, Inc., a Charlotte, North Carolina country club (2011 to 2014)

Scott J. Vassalluzzo (43); Managing Member, Prescott General Partners LLC, Director since August 2011.

Mr. Vassalluzzo is a managing Member of Prescott General Partners LLC (“PGP”), an investment adviser registered with the U.S. Securities and Exchange Commission. PGP serves as the general partner of three private investment limited partnerships, including Prescott Associates L.P. (together, the “Prescott Partnerships”). Mr. Vassalluzzo joined the Prescott Organization in1998 as an equity analyst, became a general partner of the Prescott Partnerships in 2000, and transitioned to Managing Member of PGP following Prescott’s reorganization in January 2012. Prior to 1998, Mr. Vassalluzzo worked in public accounting at Coopers & Lybrand (now PricewaterhouseCoopers LLP). The Prescott Partnerships have been shareholders of the Company for 22 years. Mr. Vassalluzzo, through his association with the Prescott Partnerships, combined with shares beneficially owned for his own account, may be deemed to beneficially own approximately 19.8% of the Company’s shares.

Education –    Bachelor of Science – Accounting, The Pennsylvania State University
MBA, Columbia University
Director Qualifications

•	Leadership experience – Managing Member of PGP & General Partner of The Prescott Partnerships since 2007

•	Finance experience – worked in public accounting at Coopers & Lybrand (now PricewaterhouseCoopers LLP). Certified public accountant, originally licensed in Pennsylvania

•	Risk Management – serves on the board of Credit Acceptance Corp. He is an investor that analyzes public companies on a regular basis

•	Corporate governance experience – serves on the board of Credit Acceptance Corp.

Directorships within past five years

•	Credit Acceptance Corporation since March 2007 – Audit Committee and Chairman of Compensation Committee

•	Cimpress, NV since 2015 - Chairman of Compensation Committee

Darrell E. Whitaker (57), President and Chief Operating Officer of IMI Resort Holdings, Inc., Director since May 2008.

Before joining IMI Resort Holdings, Inc. in January of 2004, Mr. Whitaker served as the Chief Operating Officer and Vice President of Finance and Corporate Secretary of The Cliffs Communities, Inc., a developer of high end resort communities. He joined the Cliffs Communities, Inc. in July 1998 as Chief Financial Officer, a position he held until becoming Chief Operating Officer in August 2001. In addition, he has held executive management positions with other publicly traded companies, such as Ryan’s Family Steak House, Inc., Baby Superstores, Inc., and Food Lion, Inc. Mr. Whitaker is also a CPA licensed in the State of South Carolina.

Education –	Bachelor of Science – Business Administration, University of South Carolina

Director Qualifications

•	Leadership experience – currently President and Chief Operating Officer of IMI Resort Holdings, Inc.

•
Finance experience – former chief financial officer and vice president of finance for The Cliffs Communities, Inc. Mr. Whitaker also served as director of internal audit for Ryan’s Family Steak House from 1987 to 1995 and director of internal audit for Baby Superstores, Inc. from 1995 to 1997

Directorships within past five years

•	None

Janet Lewis Matricciani (47), Chief Operating Officer, World Acceptance.
Ms. Matricciani has served as Chief Operating Officer since January 2014.  From 2010 to 2013, Ms. Matricciani served as the Chief Executive Officer of Antenna International, a leading creator of handheld audio, multimedia and virtual tours for museums, cultural and historic sites, and tourist attractions.  From 2008 to 2010, Ms. Matricciani served as senior vice president of corporate development for K12 Inc, a technology-based education company. From 2005 to 2007, Ms. Matricciani served as executive vice president for Countrywide Financial Corporation. From 2001 to 2005, Ms. Matricciani served in various executive-level roles for Capital One Financial Corporation. Earlier in her career, Ms. Matricciani has worked as a consultant for McKinsey & Company, and Monitor Company.
Education -    Bachelor of Arts & Master of Arts, Engineering, Trinity College, Cambridge University;
MBA, Wharton School of Business

Director Qualifications

•	Leadership experience - served in various executive management positions for public and private companies, including Chief Executive Officer

•	Finance experience - in various executive-level roles at financial services companies (Capital One, Countrywide Financial Corporation)

Directorships within past five years

•	American Financial Services Association Independents Section since 2014

Board Leadership
The Board of Directors is committed to the highest standards of corporate governance. The Board of Directors has determined that it is in the best interest of the Company and its shareholders for both the positions of Chairman and Chief Executive Officer to be held by A. Alexander McLean, III until Mr. McLeans's retirement effective September 30, 2015. The Company’s corporate governance policy allows the Board to evaluate regularly whether the Company is best served at any particular time by having the Chief Executive Officer or another director hold the position of Chairman. The Board of Directors believes that Mr. McLean has been best situated to serve as the Chairman because his extensive experience with and knowledge of the Company and industry, gained through more than 20 years of service with the Company (including in his roles as Chief Financial Officer and most recently as the Chief Executive Officer), have best positioned and enabled him to lead the Board in setting the strategic focus and objectives of the Company and identifying and overseeing the primary risks and challenges to achieving the Company’s objectives. In addition, he has presided over the Company during several years of strong growth and profitability. Upon Mr. McLean’s retirement, the Board has determined that Mr. Ken Bramlett, the Company’s current lead independent director, will assume the role of Chairman of the Board. Until Mr. Bramlett assumes the role of Chairman, the Board believes that his role as lead independent director, which includes presiding over executive sessions of the Company’s independent directors, provides effective leadership and guidance to the Company’s independent directors in exercising appropriate oversight and accountability of management.
Board Risk Oversight
The Board of Directors is responsible for overseeing the Company’s risk profile and management’s processes for assessing and managing risk. The Board oversees risks both as a full Board and through its committees. Certain important categories of risk are assigned to designated Board committees (which are comprised solely of independent directors), which report back to the full Board. In general,

•
the full Board oversees risks involving the capital structure of the enterprise, including borrowing, liquidity, allocation of capital and major capital transactions and expenditures, and the strength of the finance function; and

•
the Audit and Compliance Committee oversees risks related to financial controls and internal audit, legal, regulatory and compliance risks, and the overall risk management governance structure and risk management function; and

•	the Compensation and Stock Option Committee oversees the compensation programs so that they do not incentivize excessive risk-taking.

In performing their oversight responsibilities, the Board and its committees review policies and guidelines that senior management uses to manage the Company’s exposure to material categories of risk. In addition, the Board and its committees review the performance and functioning of the Company’s overall risk management function and senior management’s establishment of appropriate systems for managing legislative and regulatory risk, credit/counterparty risk, market risk, interest rate risk and asset/liability matching risk, insurance risk, liquidity risk, operational risk and reputational risk.
During fiscal 2015, the full Board received communications on the most important strategic issues and risks facing the Company. In addition, the Board and its committees receive regular reports from the Company’s Chief Executive Officer or other senior managers regarding compliance with applicable risk-related policies, procedures and limits. The Board believes that this leadership structure appropriately supports the risk oversight function. As indicated above, certain important categories of risk are assigned to committees that review, evaluate and receive management reports on risk.
The Compensation and Stock Option Committee (the "Compensation Committee") monitors the risks associated with the Company’s executive compensation program, as well as the components of the program and individual compensation decisions, on an ongoing basis. As part of its assessment, the Compensation Committee discusses the following:

•	whether the current compensation program is achieving the short-term and long-term objectives that the Compensation Committee intended to achieve;

•	whether there are or have been unintended consequences associated with the Company’s executive compensation program;

•	whether the components of the compensation program encourage or mitigate excessive risk-taking;

•	whether the Company’s general risk management controls serve to preclude decision-makers from taking excessive risk in order to achieve incentives; and

•	whether the balance between short-term and long-term incentives is appropriate to retain highly qualified individuals.

Director Independence
The Board of Directors has determined that a majority of its current members, specifically, Mr. James R. Gilreath, Mr. Charles D. Way, Mr. Ken R. Bramlett, Jr., Mr. Scott Vassalluzzo and Mr. Darrell E. Whitaker, are independent within the meaning of the independence requirements of NASDAQ. Mr. A. Alexander McLean III, Chairman and Chief Executive Officer and Janet L. Matricciani, Chief Operating Officer, do not meet the independence requirements of NASDAQ.
Executive Sessions of Independent Directors
Independent Directors meet without management present at regularly scheduled executive sessions. These sessions are held after each regularly scheduled Board of Directors meeting and are presided over by a lead independent director elected by the independent directors. Mr. Bramlett has been elected as the lead independent director and has served in this role since fiscal 2010.

Compensation and Stock Option Committee
The Board also maintains a Compensation Committee on which Messrs. Bramlett (Chairman), Vassalluzzo and Way serve. This Committee establishes and reviews the compensation criteria and policies of the Company, reviews the performance of selected officers of the Company and recommends appropriate compensation levels to the Board of Directors. Additionally, this Committee administers the Company’s 2002, 2005, 2008 and 2011 Stock Option Plans. The Board has determined, in accordance with NASDAQ independence requirements, that each member of the Compensation Committee is an independent director and meets the heightened independence requirements for compensation committee members under NASDAQ rules effective as of the Meeting. The Compensation Committee met two times during the most recent fiscal year and one time thus far in fiscal 2016 prior to the filing of this Proxy Statement. Additional information regarding the Compensation and Stock Option Committee is set forth below under “Executive Compensation – Compensation Discussion and Analysis.”
Nominating and Corporate Governance Committee
The Board also maintains a Nominating Committee on which Messrs. Gilreath (Chairman), Whitaker and Vassalluzzo serve. This Committee makes recommendations to the Board regarding composition and organization of the Board, nominations for director and senior executive candidates, and membership of Board Committees and reviews issues with respect to the structure of Board meetings. This Committee meets at the discretion of the Board or at the call of any two directors. The Board has determined, in accordance with NASDAQ independence requirements, that each member of the Nominating Committee is an independent director. This Committee met once in fiscal 2015 and once thus far in fiscal 2016 prior to the filing of this Proxy Statement. For additional information regarding the Nominating Committee, see “Corporate Governance Matters – Director Nominations.”
Audit and Compliance Committee
The Board of Directors maintains an Audit and Compliance Committee on which Messrs. Way (Chairman), Bramlett, and Whitaker serve. The Audit and Compliance Committee reviews the results and scope of each audit, the service provided by the Company’s independent registered public accounting firm and all related-party transactions. The Board has determined, in accordance with NASDAQ independence requirements, that each member of the Audit and Compliance Committee is an independent director. In addition, the Board has determined that each member of the Audit and Compliance Committee meets the heightened standards of independence for audit committee members under the Securities Exchange Act of 1934. The Audit and Compliance Committee met four times during fiscal 2015 and once in fiscal 2016 prior to the filing of this Proxy Statement. This included quarterly conference call meetings with management and the Company’s independent auditors to review interim financial information prior to its public release. Additional information regarding the Audit and Compliance Committee is set forth below under “Proposal II – Ratification of Appointment of Independent Registered Public Accountants.”
The Company’s Audit and Compliance Committee, consistent with its established practice, reviews and considers any “related person” transactions, within the meaning of Item 404(a) of Regulation S-K of the Securities and Exchange Commission ("SEC"), as well as any matters regarding the Company’s outside directors, that the Audit and Compliance Committee believes may present a conflict of interest or potentially impair the independence of one or more of the Company’s outside directors. The Audit and Compliance Committee typically conducts this review in conjunction with the preparation of materials for the Company’s Annual Meeting of Shareholders, or on any such other occasion when such transactions are brought to the attention of the Audit and Compliance Committee, and applies its own judgment, in conjunction with SEC disclosure and NASDAQ independence rules, in assessing such transactions and determining the impact of such transactions on the independence of an outside director.
Audit Committee Financial Experts
The Board of Directors has determined that each current member of the Audit and Compliance Committee, Mr. Way, Mr. Bramlett and Mr. Whitaker, is an “audit committee financial expert” as defined in Item 407(d)(5) of Regulation S-K.

OWNERSHIP OF COMMON STOCK OF MANAGEMENT
The following table sets forth the sole (unless otherwise indicated) beneficial ownership, as defined by Rule 13d-3 promulgated under the Securities Exchange Act of 1934, of Shares as of June 29, 2015, for each director, nominee, or executive officer identified in the Summary Compensation Table and all directors and executive officers as a group.

	Shares Beneficially Owned
Name of Individual or Number in Group	Amount (1)		Percent of Class

Scott J. Vassalluzzo	1,911,623	(2)	21.3%
A. Alexander McLean, III	224,405	(3)	2.5%
Francisco J. Sauza	39,208		*
Ken R. Bramlett, Jr.	37,300		*
James R. Gilreath	24,750	(5)	*
Janet Lewis Matricciani	32,376		*
John L. Calmes Jr.	22,715		*
James Daniel Walters	16,455	(4)	*
Charles D. Way	12,500		*
Darrell E. Whitaker	9,500		*
Directors and all executive officers as a group (12 persons)	2,374,627		26.5%
*Less than 1%.

(1)
Includes the following Shares subject to options exercisable within 60 days of June 29, 2015: Mr. McLean – 66,000; Mr. Gilreath – 2,000; Mr. Bramlett – 2,000; Mr. Way – 2,000; Mr. Whitaker – 2,000; Mr. Walters – 12,000; Mr. Sauza – 8,000; Ms. Matricciani– 3,750; Mr. Calmes – 3,375; directors and executive officers as a group – 124,725.

(2)
Mr. Vassalluzzo is a Managing Member of Prescott General Partners LLC (“PGP”).  See “Ownership of Shares by Certain Beneficial Owners” for additional information regarding shares beneficially owned by PGP, Prescott Associates L.P., Mr. Vassalluzzo and Mr. Smith.

(3)	Includes 26,000 Shares in a self-directed retirement account maintained for the benefit of Mr. McLean.

(4)	Includes 900 Shares held by Mr. Walters’ spouse. Mr. Walters disclaims beneficial ownership of these Shares.

(5)	Includes 11,750 Shares in a limited partnership in which Mr. Gilreath is a partner.
CORPORATE GOVERNANCE MATTERS
Corporate Governance Policy and Committee Charters
In furtherance of its goal of providing effective governance of the Company’s business and affairs for the benefit of shareholders, the Board of Directors of the Company has adopted a corporate governance policy. Copies of the governance policy and the committee charters for the Company’s Audit and Compliance Committee, Compensation Committee and Nominating Committee are available on the Company’s website, at www.worldacceptance.com, as well as by mail to any shareholder who requests a copy by writing to the Company’s Corporate Secretary at P.O. Box 6429, Greenville, SC 29606.
Shareholder Communications with Directors
Any shareholder who wishes to communicate with the Board of Directors, or one or more individual directors, may do so by writing to this address:
World Acceptance Corporation
Board Administration
c/o Corporate Secretary
P. O. Box 6429
Greenville, South Carolina 29606

Your letter should indicate that you are a shareholder. Depending on the subject matter, management will:

•	Forward the communication to the director or directors to whom it is addressed;

•	Attempt to address the communication directly, for example, where it is a request for information about the Company or a stock-related matter; or

•	Not forward the communication if it is primarily commercial in nature or if it relates to an improper or irrelevant topic.

At each meeting of the Board, a member of management will present a summary of all communications received since the last meeting that were not forwarded. Those communications are available to the directors on request.
Director Nominations
The Board of Directors is responsible for nominating members of the Board and for filling vacancies on the Board that may exist between Annual Meetings of Shareholders, except to the extent that the Company’s bylaws or applicable South Carolina law require otherwise. The Board of Directors has delegated the screening process for director nominees to the Nominating Committee. Nominating Committee consists of three “independent” directors, as determined by the Board in accordance with applicable NASDAQ standards.
The Company’s corporate governance policy outlines certain general criteria for Board membership. These criteria reflect the Board’s belief that all directors should have the highest personal and professional integrity and, as a general rule, should be persons who have demonstrated exceptional ability, diligence and judgment. In addition, the policy requires that at least a majority of the Board consist of independent directors. The Nominating Committee, in fulfilling its responsibility to the Board, has determined that, in addition to having expertise that may be useful to the Company, directors, as a group, should meet the following specific criteria: leadership experience, finance experience, risk management experience, corporate governance experience, legal experience and general business experience. Directors should also be willing and able to devote the required amount of time to Company business.
The Nominating Committee’s process for recommending nominees begins with a preliminary assessment of each candidate based on the individual’s resume and biographical information, willingness to serve and other background information. This information is evaluated against the criteria stated above and the specific needs of the Company at that time. After these preliminary assessments, the candidates who appear best suited to meet the Company’s needs may be invited to participate in a series of interviews to continue the evaluative process. Incumbent directors, however, generally are not required to interview again. On the basis of the information learned during this process, the Nominating Committee determines which nominees to recommend to the Board for nomination.
When seeking new director candidates, the Nominating Committee may solicit suggestions from incumbent directors, management or others. Consistent with the Company’s corporate governance policy, the Nominating Committee will also consider nominating candidates recommended by shareholders on a case-by-case basis. In order for shareholders to nominate a director candidate for inclusion in the Company’s proxy statement and proxy appointment form for consideration at the Annual Meeting, such nominations must be made in writing and received by the Company at its executive offices not later than, in the case of nominees to be considered for election at the 2016 Annual Meeting of Shareholders, March 9, 2016 (which is the business day closest to, but not less than, 120 days prior to the anniversary of this Proxy Statement). Any nomination should be sent to the attention of the Corporate Secretary and must include, concerning the director nominee, the following information: full name, age, date of birth, educational background and business experience, including positions held for at least the preceding five years. The nomination must also include the nominee’s home and business addresses and telephone numbers and include a signed representation by the nominee to timely provide all information requested by the Company as part of its disclosure in regard to the solicitation of proxies for the election of directors. The name of each such candidate for director must be placed in nomination at the Annual Meeting by a shareholder present in person. The nominee must also be present in person at the Annual Meeting.
When considering candidates for director, the Nominating Committee takes into account a number of factors in addition to those factors discussed above that the Company considers important qualifications for Board service. These other factors include whether the candidate is independent from management and the Company, whether the candidate has relevant business experience, the composition of the existing Board, and the candidate’s existing commitments to other businesses. Although the Nominating Committee does not have a formal policy regarding Board diversity, the Nominating Committee takes into account matters of diversity (with emphasis on diversity in professional experience and industry background) in considering candidates for the Board.

The Company’s Nominating Committee does not currently use the services of any third party search firm to assist in identifying or evaluating board candidates. However, the Nominating Committee may engage a third party to provide these services in the future, as it deems appropriate at the time.
Code of Business Conduct and Ethics
The Company has adopted a written Code of Business Conduct and Ethics (the “Code of Ethics”) that applies to all directors, employees and officers of the Company (including the Company’s Chief Executive Officer (principal executive officer) and Vice President and Chief Financial Officer (principal financial and accounting officer)). The Code of Ethics has been incorporated by reference as an exhibit to the Company’s Annual Report on Form 10-K for the year ended March 31, 2015. A copy of the Code of Ethics is also available on the Company’s website at www.worldacceptance.com, and to any shareholder who requests a copy by writing to the Company’s Corporate Secretary at P.O. Box 6429, Greenville, South Carolina 29606.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s directors and executive officers, and persons who own more than 10 percent of a registered class of the Company’s equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Executive officers, directors, and greater-than-10-percent shareholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. To the Company’s knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, all of the Company’s executive officers, directors, and greater-than-10-percent beneficial owners have complied with such reporting requirements during the fiscal year ended March 31, 2015.
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
During fiscal 2015, there were no transactions that were deemed to be related party transactions.
EXECUTIVE COMPENSATION
Compensation Discussion and Analysis
The Company provides its shareholders with the opportunity to cast an annual advisory vote, commonly known as a “say-on-pay proposal,” on the compensation of the executive officers named in the Summary Compensation Table of the annual proxy statement (referred to as the “Named Executive Officers” or “NEOs”). Shareholders holding over 90% of the Shares represented at our 2014 Annual Meeting of Shareholders voted in favor of this say-on-pay proposal. The Compensation Committee believes this vote affirms that a majority of our shareholders support the Company’s approach to executive compensation, and accordingly the Compensation Committee did not make substantial changes to its approach in fiscal 2015.

Fiscal 2015 Performance Overview

The Board and the Compensation Committee believe the compensation paid or awarded to the Named Executive Officers for fiscal 2015 was reasonable and appropriate. In fiscal 2015:

•	the Company achieved record earnings per diluted share of $11.90, an increase of 23.9% over fiscal 2014;

•	gross loans outstanding remained level with the prior fiscal year;

•
total G&A expense as a percentage of revenue, as presented, increased to 49.5% from 48.5% in fiscal 2014. These figures represent a non-GAAP measure that  excludes adjustments for deferred origination costs described in footnote 1 to the Company’s audited financial statements for the fiscal year ended March 31, 2015. The non-GAAP figures may be reconciled to GAAP presentation according to the following tables:

March 31, 2015	Non-GAAP	Adjustments	GAAP
Consolidated revenue	629,541,606
Revenue Adj.		(19,328,729)
Adjusted revenue			610,212,877
General and administrative expense	311,380,247
Admin. expense - personnel Adj.		(15,578,890)
Admin expense - other Adj.		(3,749,839)
Adjusted G&A expense			292,051,518
G&A expense as a percentage of revenue	49.5%		47.9%

March 31, 2014	Non-GAAP	Adjustments	GAAP
Consolidated revenue	617,649,251
Revenue Adj.		(18,385,852)
Adjusted revenue			599,263,399
General and administrative expense	299,634,285
Admin. expense - personnel Adj.		(15,349,640)
Admin expense - other Adj.		(3,036,212)
Adjusted G&A expense			281,248,433
G&A expense as a percentage of revenue	48.5%		46.9%
Management believes the above non-GAAP presentation of total G&A expense as a percentage of revenue is an appropriate way of presenting this metric as it relates to the Company’s fiscal 2015 Executive Incentive Plan, but should not be considered an alternative to disclosure of the Company’s performance as calculated in accordance with GAAP.

•	net charge-offs as a percent of average net loans decreased to 12.9% from 14.7% in fiscal 2014.

•
as a result of this performance, the Company exceeded the target level of performance on two of its four key corporate-level performance measures and achieved the threshold level of performance on one such measure, resulting in bonus payments under the executive incentive plan that averaged 78% and 55% of base salary for all NEOs for fiscal 2015 and 2014, respectively.

For these reasons, in addition to those discussed below in this “Executive Compensation” section, the Compensation Committee and Board of Directors believe that the compensation of the Company’s Named Executive Officers as disclosed in this Proxy Statement is fair and reasonable, and unanimously recommend that the Company’s shareholders vote in favor of Proposal III, as described below in more detail, to approve, on an advisory basis, the compensation of the Company’s Named Executive Officers as reported in this Proxy Statement.

Executive Officer Changes in Fiscal 2016
As previously announced, Mr. McLean, the Company’s Chairman and Chief Executive Officer, will be retiring from his positions as Chief Executive Officer and a Director of the Company effective September 30, 2015. The Board of Directors intends to appoint Ms. Janet Lewis Matricciani, the Company’s current Chief Operating Officer, to succeed Mr. McLean as Chief Executive Officer effective upon his retirement.
Also, as previously announced, James D. Walters, Senior Vice President of the Company, resigned from his position as Senior Vice President, Southern Division to pursue other opportunities.
Process Overview
The Compensation Committee is appointed by the Board to discharge the Board’s responsibilities relating (1) to compensation of the Company’s directors and officers and (2) to the granting of stock options and restricted stock under the Company’s stock option plans or other equity compensation plans. The Compensation Committee has overall responsibility for approving and evaluating the director and officer compensation plans, compensation policies and programs of the Company and for formulating, revising and administering the Company’s stock option plans or other equity compensation plans.
During fiscal 2015, the Compensation Committee reviewed and approved the annual compensation for the five Named Executive Officers: Chief Executive Officer (“CEO”); Vice President and Chief Financial Officer (“CFO”); Chief Operating Officer (“COO”); Senior Vice President – Southern Division; and Senior Vice President – Mexico. In addition, the Compensation Committee reviewed and approved the annual compensation for the two executive officers who are not NEOs, the non-executive officers who report directly to the CEO, the Vice President of Compliance and Vice President of Internal Audit who report directly to the Board of Directors. All grants of stock options and restricted stock were approved by the Compensation Committee.
Role of Executives in Establishing Compensation
The Company’s CEO plays a role in the assessment and recommendation of compensation award decisions for his direct reports, including the assessment and recommendation of compensation for the Company’s CFO and COO. He provides information to the Compensation Committee regarding compensation matters and, in such instances, helps set the agenda for compensation discussions.
The Company’s CEO is typically invited to attend general sessions of the Compensation Committee, and, depending upon the topic to be discussed, may be invited to attend executive sessions of the Compensation Committee. The Compensation Committee believes that the CEO’s insight into particular compensation matters is an important factor when discussing and making decisions regarding such matters. The Compensation Committee typically asks the CEO for his recommendations on compensation matters for all of the Company’s executive officers and typically makes annual changes effective on June 1 of each year. The CEO is not present during Compensation Committee discussions concerning his own compensation, and does not play a role in recommendations regarding his own compensation; however during fiscal years 2011 and 2012 he recommended that he receive no base salary increase. The CEO does not play a role in recommendations regarding the compensation of the Company’s directors. Other members of management attend meetings and executive sessions upon invitation by the Compensation Committee if and when the Compensation Committee believes their advice and input regarding specific matters before the Compensation Committee would be useful and appropriate.
Compensation Committee Activity
The Compensation Committee meets as often as it determines necessary to carry out its duties and responsibilities. This includes regularly scheduled meetings and, if necessary, special meetings. The regular meeting schedule is established in consultation with management. The Compensation Committee members review and approve the minutes of each meeting. Any special meetings of the Compensation Committee are initiated by the Committee Chairman or at management’s request. Generally, the agenda for each meeting includes regular administrative items to be considered by the Compensation Committee and any specific topics the Chairman or any other Compensation Committee member may want to discuss. The Compensation Committee from time to time seeks input from the CEO in setting the agenda. Members of management provide information to the Compensation Committee that management believes will be helpful to the Compensation Committee in discussing agenda topics. Management also provides materials that the Compensation Committee specifically requests.
The Compensation Committee met two times in fiscal 2015 and once in fiscal 2016 prior to the filing of this Proxy Statement. The authority and responsibilities of the Compensation Committee are set forth in more detail in the Compensation Committee’s charter, which is available on the Company’s website, at www.worldacceptance.com.

Objectives of the Compensation Program
The Board of Directors and the Compensation Committee believe that earnings per share (“EPS”) is the most important indicator of shareholder value. Therefore, the Compensation Committee has determined pre-established goals related to (1) increases in EPS, (2) growth in loans receivable, (3) expense control, and (4) charge-off control.  The Compensation Committee selected these goals to motivate and reward the maximization of shareholder value based on its belief that earnings per share is the most direct measure of shareholder value and that growth in loans receivable, combined with expense control and charge-off control, are the three most significant determinants of earnings per share.   The Compensation Committee believes EPS as a measure of performance is important to shareholders because it allows shareholders to compare the returns we earn by investing capital in our core business with the return they could expect if we returned capital to shareholders and they invested in other securities.

As a result, the annual bonus plan has EPS growth as a primary target. In addition, performance-based equity awards are also based on EPS targets.

The Compensation Committee believes that the equity grants to certain officers appropriately align his/her compensation with the interests of shareholders as a result of the following:

•	The financial rewards will be received only if EPS increases over time;

•	The amount of compensation received will be proportionate to the amount of shareholder wealth created as measured by EPS growth; and

•	The equity award is long-term, which will appropriately align the employee with long-term shareholders

What the Company’s Compensation Program is Designed to Reward
The Company’s compensation program is designed to create a collegiate atmosphere that encourages executives to cooperate toward the achievement of short-term and long-term goals that benefit the Company and shareholders as a whole, while at the same time rewarding each executive’s and other employee’s individual contribution to the Company. The Compensation Committee has established a compensation package consisting of base salary, short-term incentive compensation in the form of an annual cash bonus (the “Executive Incentive Plan”), and long-term incentive compensation in the form of an equity grant (the “Long-Term Incentive Plan”).
The Compensation Committee believes that a meaningful portion of the NEOs’ total compensation should be in the form of a long-term incentive and uses equity grants under the Long-Term Incentive Plan for this purpose. The Compensation Committee also believes that these equity grants serve the useful purposes of fostering an ownership mentality in executives and fairly linking the value of a significant component of executive compensation to the value created for the Company’s shareholders. The same key components and compensation philosophy, at differing amounts, are applied to other selected key employees at differing levels within the Company.
The Compensation Committee believes it is appropriate that an executive officer’s overall targeted compensation package be at or around the median of the market for a comparable position. This results in the package remaining competitive enough to attract and retain top talent while not over-rewarding average performance. Compensation opportunities for exceptional business performance are higher, as the Company is willing to pay above the industry median to motivate, reward and retain performers who significantly exceed the Company and individual goals.
Stock price performance is typically not a significant factor in determining annual compensation because the price of the Company’s stock is subject to a variety of factors outside of management’s control, such as historically low float, high volatility in the stock price, and trading volumes.
Stock Ownership/Retention Guidelines
Currently, the Company does not maintain stock ownership guidelines and does not have a stock retention policy applicable to its executive officers, and is not considering any such guidelines or policy at this time.

Clawback Policies
The Company presently has no formal policies and/or provisions with respect to the adjustment or recovery of awards or payments if the relative performance measures upon which they are based are restated or otherwise adjusted in a manner that would have reduced the size of an award or payment. However, the Compensation Committee has discussed the advisability of the implementation of such policies in light of evolving legislative developments and governance practices. Section 304 of the Sarbanes-Oxley Act of 2002 already mandates the recovery of certain compensation from the Company’s Chief Executive Officer and Chief Financial Officer in the event the Company is required to prepare an accounting restatement due to material noncompliance with any financial reporting requirement under the securities laws as a result of misconduct. In addition, the Dodd-Frank Wall Street Reform and Consumer Protection Act requires the SEC to implement, through rule-making that has not yet been adopted, compensation clawbacks under broader terms. The Compensation Committee intends to monitor these developments in the consideration and design of any future clawback policy it may implement. In addition, the Company has attempted to anticipate the potential impact of a future clawback policy on awards granted under its 2011 Stock Option Plan by requiring recipients of awards under this plan to acknowledge that all such awards under the plan will be subject to any future clawback policy the Company may adopt in response to the Dodd-Frank mandate or otherwise.
Compensation Benchmarking
During fiscal 2010 and fiscal 2011 the Compensation Committee engaged a consultant to benchmark the Company’s compensation levels with a peer group. The peer group companies were: Advance America Cash Advance Centers; Cash America International Inc.; CompuCredit Corp; Credit Acceptance Corp; EZCORP Inc; First Cash Financial Services Inc.; Infinity Property and Casualty Corp; National Interstate Corp; QC Holdings Inc.; RLI Corp; Safety Insurance Group Inc.; and United PanAm Financial Corp. The Compensation Committee determined it was not necessary to engage a consultant for this purpose for fiscal 2015 due to (1) the detailed reviews performed in the prior years and (2) over 90% approval of the “say-on-pay” proposal vote from shareholders at the 2014 Annual Shareholders’ Meeting.
In carrying out its responsibilities, the Compensation Committee evaluates the information and recommendations put forth by management and its independent advisers in making its decisions regarding executive compensation. The Compensation Committee’s decisions are made with the objective of providing fair, equitable and performance-based compensation to executives in a manner that is affordable and cost-effective for our shareholders.
Elements of Company’s Compensation Program
The Company’s Compensation Program is comprised of the following: base salary, Executive Incentive Plan, Long-Term Incentive Plan, post-employment compensation, and employee benefits and perquisites. The Compensation Committee’s philosophy is as follows:

(1)	the combination of the NEO’s base salary, together with his or her targeted annual bonus and targeted long-term incentive should be at or near the median of the Company’s peer group;

(2)	a significant portion of total compensation should be variable and performance-based; and

(3)	each NEO should have an opportunity to earn above the median for exceptional performance.
Base Salary

Compensation Committee’s Philosophy

The Compensation Committee assesses base salaries for each position, based on the value of the individual’s experience, performance and/or specific skill set, in the ordinary course of business, but generally not less than once each year at or around the time that the annual budget is approved. For the reasons listed above, the Compensation Committee did not use an outside consultant or survey data when determining the fiscal 2015 executive compensation.

How the Fiscal 2015 Base Salaries were Determined

When determining the annual base salary increases for fiscal 2015, the Compensation Committee’s primary consideration for the incumbent NEOs was the continuing strong financial performance of the Company in difficult economic conditions. The Compensation Committee also considered subjective factors when determining its annual base salary review and assessed each individual’s experience, his or her performance during the year and his or her specific skill set and experience. In addition, the Compensation Committee took the following individual performance factors into account for base salary increases effective as of June 1, 2014:

•	A.A. McLean III, Chairman and Chief Executive Officer: Mr. McLean’s base salary was increased 3% because of his leadership role in the overall performance of the Company.

•
James D. Walters, Senior Vice President – Southern Division: Mr. Walters’ base salary was increased by 4% because of his leadership role in the performance of the Company’s Southern Division’s operations.

•
Francisco Javier Sauza, Senior Vice President – Mexico Division: Mr. Sauza’s base salary was increased 4% because of his leadership role in the performance of the Company’s Mexico Division’s operations.

•
John L. Calmes Jr., Vice President and Chief Financial Officer: Mr. Calmes’ base salary was increased 5% because of his performance in the implementation of the strategic plan; overall management of financial affairs; management of financial reporting; management of internal controls, interaction with business and investor community; tax compliance; and Board interaction.

Executive Incentive Plan
Compensation Committee’s Philosophy

The Compensation Committee designs the Executive Incentive Plan (annual cash bonus) to be directly consistent with the Company’s annual financial performance. This plan allows for a potentially significant annual cash bonus based on the Company’s achievement of pre-established annual goals related to (1) increases in earnings per share, (2) growth in loans receivable, (3) expense control, and (4) charge-off control. The Compensation Committee selected these goals to motivate and reward the maximization of shareholder value based on its belief that earnings per share is the most direct measure of shareholder value and that growth in loans receivable, combined with expense control and charge-off control, are the three most significant determinants of earnings per share. For the Senior Vice Presidents of Operations, the Executive Incentive Plan also has a component that is based on the annual financial performance of their respective divisions.
How the Company Chose Amounts and/or Formulas Used to Determine the Fiscal 2015 Executive Incentive Plan

It is the Compensation Committee’s objective to have a substantial portion of each officer’s compensation contingent on the Company’s performance, as well as upon his or her own level of performance and contribution towards the Company’s performance. Executive officers, as well as non-executive officers and other employees, receive bonus compensation in the event certain specified corporate performance measures are achieved.
The Executive Incentive Plan represents the annual cash bonus, which is formula-based and established as an opportunity to earn a certain percentage of base salary based on the extent to which the Company, and in certain cases, the executive and/or that executive’s division, achieve particular goals that are established at the beginning of each fiscal year. The particular Company performance goals relate to specified levels of earnings per share, loan growth, general and administrative expenses as a percent of revenue, and net charge-offs as a percentage of average net loans. The Compensation Committee selected the threshold, target, and maximum award percentages for each goal based primarily on historical performance and the fiscal 2015 budget. As an officer’s level of responsibility increases, it is the Compensation Committee’s intent to have a greater portion of the officer’s total compensation be dependent upon the Company’s performance rather than on the performance of individual business units. Therefore, Mr. McLean’s, Mr. Calmes', and Ms. Matricciani's fiscal 2015 Executive Incentive Plan was tied 100% to the Company’s performance measures. The fiscal 2015 Executive Incentive Plan for Mr. Walters and Mr. Sauza was split between the same Company performance measures that are used for the CEO, COO and CFO and divisional performance measures for their own operating units.
Approximately 74.8% of the aggregate amount of annual bonuses, which include the Executive Incentive Plan bonuses, earned by Company employees in fiscal 2015 was awarded to employees who are not NEOs.

The following table reflects the range of potential minimum and maximum Executive Incentive Plan awards for each of the NEOs:

	Minimum (1)	% of Salary - Threshold	% of Salary – Target	% of Salary - Maximum
A.A. McLean III	25.0%	50.0%	100.0%	150.0%	(2)
John L. Calmes, Jr.	20.0%	40.0%	80.0%	120.0%	(2)
Janet Lewis Matricciani	22.5%	45.0%	90.0%	135.0%	(2)
James D. Walters	6.7%	33.3%	66.7%	100.0%	(3)
Francisco J. Sauza	33.3%	41.7%	83.3%	125.0%	(4)

(1)	The minimum formula amount calculated assumes the Company meets none of its goals.

(2)	This NEO is eligible to earn this maximum percentage of his or her base salary upon the achievement of the Company performance measures.

(3)
Mr. Walters is eligible to earn a maximum of 40% of his base salary upon the achievement of the Company performance measures and 60% of his base salary upon the achievement of his divisional performance measures.

(4)
Mr. Sauza is eligible to earn a maximum of 50% of his base salary upon the achievement of the Company performance measures and 75% of his base salary upon the achievement of his divisional performance measures.

The following table reflects the particular Company-level performance targets for fiscal 2015, as well as the Company’s actual level of achievement on each of these measures for fiscal 2015:

	Threshold	Target	Maximum	Actual	Target weight as a % of total bonus (CEO, CFO, COO and Former CFO)	Target weight as a % of total bonus (SVP Southern Division)	Target weight as a % of total bonus (SVP Mexico Division
EPS	$10.58	$10.85	$11.12	$11.90	40%	16%	16%
Loan Growth	6.8%	9.8%	11.8%	-0.2%	30%	12%	12%
G&A expenses (less amortization expense) as a percentage of revenue (2)	49.8%	48.8%	48.0%	49.3%	20%	12%	8%
Net charge-offs	15.0%	14.5%	14.0%	12.9%	10%	N/A (1)	4%
Total EIP – Based on Company Performance Measures as a percent of total bonus					100%	40%	40%

(1)	Mr. Walters’ divisional net charge-offs are included in his specific divisional performance measures. Therefore, the Company net charge-offs are excluded.

(2)
The G&A performance targets as well as the Company's actual level of achievement excludes the adjustments for deferred origination costs under Accounting Standards Codification 310-20, Nonrefundable Fees and Other Costs described in footnote 1 to the Company’s audited financial statements for the fiscal year ended March 31, 2015, included in the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2015 filed with the SEC.

For the divisional operations piece of Mr. Walters’ Executive Incentive Plan, he is awarded points based on the division’s performance for profit, charge-offs, delinquency, and loan balance growth. Points are awarded based on the performance of the specific states that make up the Southern Division (South Carolina, Georgia, Alabama, Louisiana and Mississippi) based on branch profitability, receivable growth, loan losses and delinquency.

Southern Divisional Performance Measures
Total points earned	Incentive as a percentage of base salary
0-4	0%
5-15	6
16-23	12
24-31	18
32-39	24
40-47	30
48-57	36
58-67	42
68-77	48
78-87	54
88+	60

Points earned by Mr. Walters are based on the following goals:

Goal	Range of Points
Loan Growth	0-30
Pre-tax Profit	0-20
Bad Debt Expense	0-30
Delinquency	0-20

For the divisional operations piece of Mr. Sauza’s Executive Incentive Plan, he is awarded points based on the division’s performance for profit, loan balance growth, and general and administrative expense as a percent of revenue. Points are awarded based on the performance of the Mexico Division’s operations.

Mexico Divisional Performance Measures
Total points earned	Incentive as a percentage of base salary
0-4	25%
5-7	35
8-10	45
11-13	60
14-16	75

Points earned by Mr. Sauza are based on the following goals:

Goal	Range of Points
Loan Growth	0 to 4
Pre-tax Profit	0 to 4
G&A expenses as a percent of revenue	0 to 4
Administration	0 to 4

Long-Term Incentive Plan (Stock Option and Restricted Stock Grants)
Compensation Committee’s Philosophy

The Compensation Committee intends to use the Long-Term Incentive Plan as a further means of attracting and retaining qualified and highly talented executive officers with a market competitive compensation program that supplements the base salary and Executive Incentive Plan elements with longer-term incentives of stock options or restricted stock. The Compensation Committee also believes that equity-based awards serve the useful purpose of fostering an ownership mentality in executives and aligning the value of a significant component of executive compensation to the value realized by the Company’s shareholders. The same key components and compensation philosophy, at differing amounts, are applied to key employees at all levels within the Company.
Option and restricted stock awards under the Long-Term Incentive Plan are usually made in November each year at regularly scheduled Compensation Committee meetings or, as may be needed in the case of new hires, promotions, or inadvertent omissions of employees from the regularly scheduled annual grants, at properly noticed special meetings. Each of the Company’s executive officers typically receives annual stock option grants or restricted stock under the Company’s stock option plans. All of the Company’s full-time employees are eligible for stock option grants through the Company’s stock option plans. During fiscal 2015, 100% of the stock options granted were to employees who are not executive officers. Approximately 87% and 23% of the stock options and restricted stock, respectively, granted in fiscal 2014 were granted to employees who are not executive officers.
The Company grants all equity-based awards at fair market value as of the date of grant. The value of restricted stock grants and the exercise price for stock option grants are determined by reference to the last quoted price per share on the NASDAQ Stock Market at the close of business on the date of grant.
Option Awards to Named Executive Officers

There were no stock option or restricted stock awards granted to Named Executive Officers during Fiscal 2015.

Post-Employment Compensation
The Company has instituted a Supplemental Executive Retirement Plan (the “SERP”), which is a non-qualified executive benefit plan in which the Company agrees to pay the participating executive additional benefits in the future, usually at retirement, in return for continued employment by the executive. Based on the CEO’s recommendations, the Compensation Committee approves the key executives who participate in the SERP. The SERP is an unfunded plan, which means there are no specific assets set aside by the Company to fund its obligations under the plan. The executive has no rights under the plan beyond those of a general creditor of the Company. There are currently 13 participants in the SERP, including 6 executive officers, 2 other senior level officers, 4 retired participants, and the beneficiary of 1 deceased participant. The SERP contracts provide for a retirement benefit of 45% of the participant’s final base salary, multiplied by a “Days of Service Fraction” should the participant elect early retirement, for a period of 15 years. No participant will be granted early retirement until the participant has reached age 57, has been a participant of the plan for at least 8 years, and obtains permission from the Board of Directors. More information regarding the SERP is set forth below under “Executive Compensation – Supplemental Executive Retirement Plan.”
In May 2009, the Company instituted a second SERP to meet particular needs to provide one senior level officer the same type of benefits as the original SERP but for which he would not have been able to meet the requirements due to age. The participant retired during fiscal 2015. This SERP is also an unfunded plan, with no specific assets set aside by the Company in connection with the plan.
Employee Benefits and Perquisites:

In order to attract and retain top caliber executives and to pay them market levels of compensation, the Company provides NEOs and certain other employees the following benefits and perquisites:

•
Medical Insurance. The Company makes available to each NEO and the NEO’s spouse and dependents such health and dental insurance coverage as the Company may from time to time make available to its other employees, officers and executives. The Company pays the same portion of the premiums for this insurance as it does for all of its employees.

•
Life and Disability Insurance. The Company provides each NEO the same long-term disability and life insurance as the Company in its sole discretion may from time to time provide to its other officers and employees.

•
Deferred Compensation. The Company maintains for its senior and executive officers a Non-Qualified Deferred Compensation Plan. No executive officers currently participate in this plan, and the plan is unfunded.

•
Defined Contribution Plan. The Company offers to all of its eligible employees, including its NEOs, a retirement plan pursuant to the section 401(k) of the Internal Revenue Code (the “401(k) Plan”), a tax qualified retirement plan. The 401(k) Plan permits eligible employees to defer up to 15% of their annual eligible compensation, subject to certain limitations imposed by the Internal Revenue Code. The employees’ elective deferrals are immediately vested and non-forfeitable in the 401(k) Plan. The Company makes a matching contribution equal to 50% of the employees’ contributions for the first 6% of annual eligible deferred compensation, which vests over a 6-year period.

•	Company Car. The Company provides each NEO and each of its other officer-level employees the unrestricted use of a Company car at no expense to the officer employee.

•
Company Aircraft. The Company allows the NEOs and their spouses or family members to fly on the Company aircraft when used concurrently with an official Company function. No other personal use of the Company aircraft is allowed.

•
Other. The Company makes available certain perquisites or fringe benefits to executive officers and other employees, such as professional society dues, club dues, food, and recreational fees incidental to official Company functions.

Timing of Compensation Decisions
Executive officer and non-executive officer compensation are typically reviewed early in each fiscal year after a review of the annual financial statements, operating objectives and personal objectives for the prior fiscal year has been completed and as the budget for the coming fiscal year is being finalized.
The Compensation Committee may, however, review salaries or grant stock options or restricted stock at other times as a result of new appointments, promotions or for other reasons during the year. The following table summarizes the approximate timing of the more significant compensation events:

Event	Timing
Set Board and Compensation Committee meeting dates
At least 1 year prior to meeting dates. Board meetings have historically been held in February, May, August and November.

Regularly scheduled Compensation Committee meeting dates historically have been in May and November.

Establish executive and non-executive officer financial and personal objectives	May or June of each fiscal year for the current year.
Review and approve base salary for executive and non-executive officers	May of each fiscal year for the current year. (Base salary adjustments are typically effective as of June 1)
Determine stock option grants and restricted stock grants for executive officers, non- executive officers, and other employees	Generally November of each fiscal year.

Summary Compensation Table
The following table includes information concerning compensation for each of the three full fiscal years ended March 31, 2015, 2014 and 2013 (or the portion thereof in the case of the NEOs who joined the Company in Fiscal 2014) to the five NEOs, including the CEO, CFO, and three other most highly compensated executive officers of the Company who were serving as such as of March 31, 2015.

Name and Principal Position	Year	Salary	Bonus	Stock Awards	Option Awards	Non-Equity Incentive Plan Compensation	Change in Pension Value and Non- qualified Deferred Compensation Earnings	All Other Compensation	Total
		($)	($)	($)	($)	($)	($)	($)	($)
		(1)		(2)	(2)	(3)	(4)	(5)
A.A. Mclean, III	2015	454,479	—	—	—	422,444	121,117	69,147	1,067,187
Chief Executive Officer	2014	443,394	—	—	—	232,782	100,421	61,400	837,997
	2013	432,250	—	7,569,500	2,342,600	391,230	118,332	54,108	10,908,020

John L. Calmes, Jr.	2015	167,500	—	—	—	139,860	—	20,232	327,592
Vice President and	2014	60,000	—	1,371,300	455,892	25,200	—	8,400	1,920,792
Chief Financial Officer	2013	—	—	—	—	—	—	—	—

Janet Lewis Matricciani	2015	302,604	—	—	—	291,375	76,484	18,224	688,687
Chief Operating Officer	2014	65,625	—	2,182,900	537,982	27,563	—	6,600	2,820,670
	2013	—	—	—	—	—	—	—	—

James D. Walters	2015	198,492	—	—	—	79,847	36,934	15,878	331,151
Senior Vice President–	2014	192,867	—	—	—	75,861	33,164	19,700	321,592
Southern Division	2013	185,764	—	2,222,400	720,800	121,088	37,946	35,647	3,323,645

Francisco J. Sauza	2015	240,888	—	—	—	183,711	89,680	24,084	538,363
Senior Vice President–Mexico	2014	234,061	—	—	—	181,401	82,101	19,800	517,363
	2013	225,441	—	2,222,400	720,800	170,431	85,129	12,155	3,436,356

(1)
Base salary for the NEOs is based upon experience, overall qualifications, and information about compensation offered to executive officers of similar qualifications and experience at similar companies as discussed further above in “—Elements of the Company’s Compensation Program—Base Salary.” Base salary earned from April 1 to March 31 of the respective years.

(2)
The amounts in these columns reflect the aggregate grant date fair value determined in accordance with FASB ASC Topic 718. Assumptions used in the calculation of these amounts are included in footnote 13 to the Company’s audited financial statements for the fiscal year ended March 31, 2015, included in the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2015 filed with the SEC (the “2014 Form 10-K”).

(3)
This compensation was earned under the Company’s Executive Incentive Plan, as described further above under “—Elements of the Company’s Compensation Program—Executive Incentive Plan” and is based on the Company’s achievement of pre-established annual goals related to increases in earnings per share, growth in receivables, expense control and charge-off control.

(4)	These amounts consist of the increase in the present value of the accumulated benefit at retirement of the NEO’s benefit under the Company’s SERP.

(5)	Components of All Other Compensation are included in a separate table below.

Components of All Other Compensation

Benefits and Perquisites	McLean(1)	Calmes	Matricciani	Walters	Sauza
Company auto	46,776	18,490	17,414	7,403	13,705
Company contributions to 401(k) Plan	11,531	1,420	—	7,851	7,851
Term life insurance premiums	3,564	322	810	624	2,528
Personal use of corporate plane	5,812	—	—	—	—
Club dues	1,464	—	—	—	—
Total	69,147	20,232	18,224	15,878	24,084

(1)	The reported aggregate incremental cost for Mr. McLean's use of a Company-owned auto includes the annual lease value, fuel, maintenance, taxes, and insurance related to his usage.

Supplemental Executive Retirement Plan

As discussed above under “—Elements of the Company’s Compensation Program – Post-Employment Compensation,” the Company has a SERP, in which four NEOs participate.
The expected benefits associated with the retirement of any of the three NEOs at March 31, 2015, assuming retirement at projected base salary at the number of years of credited service, are indicated in the table below.
In the event of a participant’s death, the SERP is payable to the participant’s beneficiary or estate as if the participant had retired at 65 years of age.

Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit at Retirement ($) (1)	Present Value of Accumulated Benefit at Death ($) (2)	Payments During Last Fiscal Year ($)
A. A. McLean	25	1,782,139	1,995,995	—
Janet L. Matricciani	1	76,484	1,529,679	—
J. D. Walters	19	436,215	872,430	—
F. J. Sauza	9	635,262	1,058,770	—

(1)	Based on the assumptions disclosed in footnote 13 of the Company’s 2015 Form 10-K and on the assumption the NEO retires at age 65.

(2)	Present value of SERP benefits payable at death was calculated as 45% of the executive’s base salary for 15 years assuming a 6% interest rate.
The Role of Employment Agreements
The Company maintains employment agreements with Mr. McLean, Mr. Sauza, and Ms. Matricciani, which are described below in more detail under “—Employment Agreements.” The Compensation Committee believes that the employment agreements are necessary to secure the services of those individuals on the terms and conditions stated in the agreements, and to provide management stability should there occur a significant corporate change in control event. Mr. McLean's and Mr. Sauza's employment agreements had initial three-year terms expiring on May 20, 2010 and May 31, 2011, respectively, subject to automatic extension as described below. These agreements generally provide for the payment of severance benefits above and beyond compensation accrued through the date of separation in cases in which the executive is terminated without cause or is constructively discharged. In cases of a change in control of the Company (as generally defined under the agreements in accordance with Section 409A of the Internal Revenue Code), the severance benefits are triggered only in the event there is both a change in control and the executive is terminated without cause or constructively discharged within two years following the change in control, except in the case of Mr. Sauza, whose benefits are triggered within one year following a change in control. The Compensation Committee believes that the change in control severance triggers in these agreements strike an appropriate balance between Company and shareholder concerns about executive retention in the event of a change in control versus the executives’ legitimate concerns regarding termination or diminution of duties in such an event.
Employment Agreements
Effective May 21, 2007, the Company entered into an employment agreement with Mr. A. Alexander McLean, III, its Chief Executive Officer. Effective June 1, 2008, the Company entered into an employment agreement with Mr. Francisco J. Sauza, its Senior Vice President of Mexico. These agreements had initial three-year terms, with original expiration dates of May 20, 2010 and May 31, 2011 respectively, but are subject to automatic extension for successive one-year periods thereafter unless either the Company or the executive gives notice of termination not less than 90 days prior to the date on which the agreement would otherwise be automatically extended. The agreements provide for annual base salaries as specified for Mr. McLean, and Mr. Sauza, subject in each case to annual adjustment as determined by the Compensation Committee. In conjunction with the Company’s annual performance review performed in May 2015, the base salary for Mr. McLean was increased to $472,680 from $456,696 and Mr. Sauza was increased to $250,732 from $242,253. These increases were effective June 1, 2015.
The agreements further provide for payment, at the Company’s discretion, of annual cash incentive payments and equity or cash-based, long-term incentive compensation awards in accordance with criteria established by the Board or the Compensation Committee, including participation in the Company’s Executive Incentive Plan, as described above under “—Elements of the Company’s Compensation Program – Executive Incentive Plan.” Each executive is also entitled to the use of a Company automobile (including maintenance and insurance) of a value commensurate with the executive’s position in accordance with the Company’s car policy and to participate in all other compensation benefits and programs and to receive such other benefits and perquisites as provided under any existing or future program for salaried employees. These benefits include the right to participate in the Company’s SERP in accordance with that plan, as described above.
McLean

Under the employment agreement with Mr. McLean the Company has agreed to provide him with long-term disability insurance benefits equal to 60% of the executive’s base salary at the time of disability. The agreement also provides for severance payments and the continuation of certain benefits if he is terminated without cause or constructively discharged (as defined in the agreement). In the event of such termination without cause or constructive discharge, including any such termination or discharge that occurs within two years after a change of control of the Company, he is generally entitled to receive (i) a lump sum cash payment of accrued salary, unused vacation pay and any unpaid bonus earned for the year prior to the fiscal year in which termination occurs, (ii) a prorated bonus for the portion of the fiscal year in which the termination occurs, calculated based on the average of the executive’s bonus payments for the preceding three years, (iii) severance pay equal to two years’ base salary and two years’ bonus (calculated as the average of the bonus paid to the executive over the three years prior to termination), payable over 24 months and (iv) the continuation of all other welfare and fringe benefits until the earlier of 24 months from the date of termination or such time as he becomes employed and eligible for similar benefits from another company. In the event Mr. McLean is terminated without cause or is constructively discharged following a change in control, the severance payments described in item (iii) of the preceding sentence shall be payable in a lump sum, unless the termination occurs between the first and second anniversary of the change in control, in which case such severance payments shall be payable as described in Item (iii). In the event his employment is terminated for reasons other than a without cause termination or constructive discharge, the Company is generally obligated to pay to him or his estate the amount of accrued and unpaid compensation due him through the date of termination.

Under the employment agreement, Mr. McLean has agreed to observe certain confidentiality and non-compete obligations during the term of employment and for 24 months thereafter.

Matricciani

Under the employment agreement with Ms. Matricciani, her initial base salary was set at $350,000, subject to annual adjustment beginning in May 2015. The agreement also entitles her to participate in the Company’s Executive Incentive Plan. The agreement further provides that Ms. Matricciani is eligible to participate in other Company benefit programs on a basis commensurate with her position. The agreement also provides that if Ms. Matricciani is terminated from her position for other than cause, she will receive her then-current base salary for twelve months from the date of such termination. In conjunction with the Company’s annual performance review performed in May 2015, the base salary for Ms. Matricciani was increased to $385,000 from $350,000. This increase was effective June 1, 2015.

Sauza

Under the employment agreement with Mr. Sauza, the Company has agreed to provide Mr. Sauza with long-term disability insurance benefits equal to 60% of the executive’s base salary at the time of disability. This agreement also provides for severance payments and the continuation of certain benefits if the executive is terminated without cause or constructively discharged (as defined in the agreement). In the event of such termination without cause or constructive discharge, including any such termination or discharge that occurs within one year after a change of control of the Company, the executive is generally entitled to receive (i) a lump sum cash payment of accrued salary, unused vacation pay and any unpaid bonus earned for the year prior to the fiscal year in which termination occurs, (ii) a prorated bonus for the portion of the fiscal year in which the termination occurs, calculated based on the average of the executive’s bonus payments for the preceding three years, (iii) severance pay equal to one year’s base salary and one year’s bonus (calculated as the average of the bonus paid to the executive over the three years prior to termination), payable over 12 months and (iv) the continuation of all other welfare and fringe benefits until the earlier of 12 months from the date of termination or such time as the executive becomes employed and eligible for similar benefits from another company. In the event the executive is terminated without cause or is constructively discharged following a change in control, the severance payments described in item (iii) of the preceding sentence shall be payable in a lump sum. In the event the executive’s employment is terminated for reasons other than a without cause termination or constructive discharge, the Company is generally obligated to pay to the employee or his estate the amount of accrued and unpaid compensation due the employee through the date of termination.

Under this agreement, Mr. Sauza has agreed to observe certain confidentiality and non-compete obligations during the term of employment and for 12 months thereafter.

The following table provides estimates of the amounts payable to Messrs. McLean, Sauza, and Ms. Matricciani under their employment agreements, assuming each was terminated without cause or constructively discharged on March 31, 2015. Note that the table excludes unpaid salary accrued through the termination date and reimbursement of any unpaid business expenses.

Name	Salary Continuation ($)	Bonus Continuation ($)	Benefits Continuation ($) (1)	Benefits from Accelerated Equity Vesting ($) (2)	Total ($)
A. A. McLean III	913,392	697,637	14,917	—	1,625,946
Janet Lewis Matricciani	350,000	—	—	—	350,000
Francisco J. Sauza	242,253	178,514	7,458	—	428,225

(1)	The benefits continuation payment represents 24 months of health and dental insurance for Mr. McLean and 12 months of such insurance for Mr. Sauza, based on the executive’s current insurance cost.

(2)
Benefits from accelerated equity vesting represent the difference between the Company’s March 31, 2015 closing stock price and the option exercise price for any unvested shares, plus the March 31, 2015 closing stock price for any unvested restricted stock shares.

These executives are entitled to benefits discussed in the section below entitled “-Disability Benefits.” Messrs. McLean and Sauza are also entitled to benefits discussed in the sections entitled “-Supplemental Executive Retirement Plan,” and “-Death Benefits.”
Death Benefits
The Company also provides death benefits to certain NEOs, which are payable to each participant’s designated beneficiary or estate. The participant’s designated beneficiary will be entitled to receive the proceeds of any life or other insurance or other death benefit programs. In addition, the beneficiaries will be eligible for SERP benefits according to the terms and conditions of that plan as if the executive had retired at age 65. Had any of the NEOs become deceased on March 31, 2015, the Company would have paid the following:

Name	Life insurance proceeds ($) (1)	Present Value of SERP benefits ($) (2)	Benefits from Accelerated Equity Vesting ($) (3)	Benefits from Equity Vesting as if the participant was still employed ($) (4)	Total ($)
A. A. McLean III	500,000	1,995,995	—	7,292,000	9,787,995
John L. Calmes, Jr.	378,000	—	—	1,476,630	1,854,630
Janet Lewis Matricciani	500,000	1,529,679	—	2,187,600	4,217,279
James D. Walters	399,234	872,430	53,784	2,241,384	3,566,832
Francisco J. Sauza	484,506	1,058,770	—	2,187,600	3,730,876

(1)	Life insurance proceeds represent two times the participant’s base pay, not to exceed $500,000.

(2)	Present value of SERP benefits payable at death was calculated as 45% of the executive’s base salary for 15 years, assuming a 6% interest rate.

(3)
Benefits from accelerated equity vesting represent the difference between the Company’s March 31, 2015 closing stock price and the option exercise price for any unvested stock options, plus the March 31, 2015 closing stock price for any unvested restricted stock shares.

(4)
Benefits from equity vesting as if the participant was still employed, represents the difference between the Company’s March 31, 2015 closing stock price and the option exercise price for any unvested stock options, plus the March 31, 2015 closing stock price for any unvested restricted stock shares. With respect to both the Group A and Group B restricted stock awards held by certain NEOs, such awards terminate immediately upon the termination of the recipient's employment with the Company or any subsidiary for any reason other than death, in which case the recipient's beneficiary will be entitled to receive the maximum number of shares that would have vested during the performance period assuming that the recipient had remained in the employment of the Company through the end of the performance period.

Disability Benefits
In the event of disability, the Company will continue to pay the NEO his or her salary for a period of 90 days. After the 90 days, the Company may terminate his or her employment, at which time the Company will provide long-term disability payments of up to 60% of the base salary at the time of disability until the NEO reaches age 65. At age 65 or at such time as the long-term disability payments cease, the NEO will begin to receive payments under the SERP plan. Had any of the NEOs become disabled on March 31, 2015, his or her benefits would have been as follows:

Name	90 day continuation pay ($) (1)	Long-term disability pay ($) (2)	Present value of SERP benefits ($) (3)	Total ($)
A. A. McLean III	114,174	502,382	1,776,429	2,392,985
John L. Calmes, Jr.	47,250	1,560,932	—	1,608,182
Janet Lewis Matricciani	87,500	2,273,797	535,914	2,897,211
James D. Walters	49,904	1,296,824	305,650	1,652,378
Francisco J. Sauza	60,563	612,275	791,175	1,464,013
(1)    Represents 3 months of the NEO’s current base salary.

(2)
Long-term disability pay was calculated as the present value of 60% of the executive’s base pay from March 31, 2015 until the executive reaches age 65. The present value calculation assumed a 6% interest rate.

(3)
SERP benefits in the event of an NEO’s disability were calculated as the present value of 45% of the executive’s base pay, at the time the executive was disabled, for 15 years beginning when the executive reaches age 65. The present value calculation assumes an interest rate of 6%.

Stock Options and Restricted Stock (Long-Term Incentive Plan)
The Company currently has a 2002 Stock Option Plan, a 2005 Stock Option Plan, a 2008 Stock Option Plan and a 2011 Stock Option Plan for the benefit of certain officers and employees. Under these plans, 4,100,000 shares of authorized Common Stock have been reserved for issuance pursuant to grants of options, or in some cases, restricted stock, approved by the Compensation Committee of the Board of Directors. The authorized options have a maximum duration of 10 years, may be subject to certain vesting requirements, and are priced at the market value of the Company’s Common Stock on the date of the grant of the option.
Options to purchase 1,083,767 shares remained outstanding under the plans as of March 31, 2015, and 209,178 shares of Common Stock remained available under the plans for future grants. Of this remaining capacity, the entire amount may be granted as options or up to 108,443 shares may be granted as restricted stock.

Grants of Plan-Based Awards Table
The following table sets forth certain information with respect to award opportunities under the Executive Incentive Plan for the fiscal year ended March 31, 2015 to each of the NEOs. No restricted stock or options were granted to NEOs during the last fiscal year.

Name	Grant Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards				All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($)	Grant Date Fair Value of Stock and Option Awards ($)
		Threshold ($)	Target ($)	Maxi-mum ($)	Threshold (#)	Target 1 (#)	Target 2 (#)	Maxi-mum (#)
A. A. McLean		228,348	456,696	685,044	—	—	—	—	—	—	—	—

J.L Calmes		75,600	151,200	226,800	—	—	—	—	—	—	—	—

J.L. Matricciani		157,500	315,000	472,500	—	—	—	—	—	—	—	—

J. D. Walters		66,539	133,078	199,617	—	—	—	—	—	—	—	—

F. J. Sauza		100,947	201,869	302,816	—	—	—	—	—	—	—	—

(1)
Awards represent the NEO’s cash bonus opportunity for fiscal 2015 under the Executive Incentive Plan. The cash bonus opportunity is pro-rated based on the number of months the executive was employed by the Company.

Outstanding Equity Awards at Fiscal Year-End Table
The following table includes certain information with respect to the value at March 31, 2015 of all unexercised options and restricted shares previously awarded to the NEOs. The number of options held at March 31, 2015 includes options granted under the stock option plans discussed above.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($) (1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units, or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (1)
A. A. McLean	15,000	—		28.29	11/09/15	—	—	—		—
A. A. McLean	25,000	—		25.05	03/23/16	—	—	—		—
A. A. McLean	26,000	39,000	(2)	74.08	12/07/22	—	—	—		—
A. A. McLean	—	—		—	—	—	—	34,000	(6)	2,479,280
A. A. McLean	—	—		—	—	—	—	16,000	(7)	1,166,720
A. A. McLean	—	—		—	—	—	—	50,000	(6)	3,646,000

J.L. Calmes	3,375	10,125	(3)	86.52	12/12/23	—	—	—		—
J.L. Calmes	—	—		—	—	—	—	17,600	(6)	1,283,392
J.L. Calmes	—	—		—	—	—	—	2,650	(7)	193,238

J.L. Matricciani	3,750	11,250	(4)	92.89	02/04/24	—	—	—		—
J.L. Matricciani	—	—		—	—	—	—	26,000	(6)	1,895,920
J.L. Matricciani	—	—		—	—	—	—	4,000	(7)	291,680

J. D. Walters	2,200	0		26.73	11/09/19	—	—	—		—
J. D. Walters	1,800	1,800	(5)	43.04	11/08/20	—	—	—		—
J. D. Walters	8,000	12,000	(2)	74.08	12/07/22	—	—	—		—
J. D. Walters	—	—		—	—	—	—	26,000	(6)	1,895,920
J. D. Walters	—	—		—	—	—	—	4,000	(7)	291,680

F. J. Sauza	4,000	–		28.29	11/09/15	—	—	—		—
F. J. Sauza	8,000	12,000	(2)	74.08	12/07/22	—	—	—		—
F. J. Sauza	—	—		—	—	—	—	26,000	(6)	1,895,920
F. J. Sauza	—	—		—	—	—	—	4,000	(7)	291,680

(1)	These amounts are based on the market value of the Company’s Stock at the close of business on March 31, 2015, which was $72.92.

(2)	Stock options vest at a rate of 33% per year with vesting dates of 12/7/15, 12/7/16, and 12/7/17.

(3)	Stock options vest at a rate of 33% per year with vesting dates of 12/12/15, 12/12/16, and 12/12/17.

(4)	Stock options vest at a rate of 33% per year with remaining vesting dates of 2/4/16, 2/4/17, and 2/4/18.

(5)	1,800 shares per year, with vesting dates of 11/8/15.

(6)
The restricted shares are eligible to vest until March 31, 2017.  Such restricted shares will vest 25% if the Company achieves the following performance goals, as certified by the Compensation Committee, during any successive trailing four quarters during the measurement period and ending March 31, 2017:

Trailing 4 quarter EPS Target	Restricted Shares Eligible for Vesting (Percentage of Award)
$13.00	25%
$14.50	25%
$16.00	25%
$18.00	25%

(7)
Represents total potential future payouts of the December 5, 2013 (effective date December 7, 2012, December 12, 2013 and February 4, 2014)performance award grant. The restricted shares were scheduled to vest on April 30, 2015 (and did fully vest) based on the Company’s achievement of the March 31, 2015 EPS performance goals listed below.

EPS Target	Restricted Shares Eligible for Vesting (Percentage of Award)
$10.29	100%
$9.76	67%
$9.26	33%
Below $9.26	0%

Option Exercises and Stock Vested Table
The following table includes certain information regarding amounts realized by the NEOs during the fiscal year ended March 31, 2015 with respect to options exercised and restricted stock acquired upon vesting.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
A. A. McLean	—	—	5,223	379,190
James D. Walters	—	—	1,254	93,097
Francisco J. Sauza	—	—	1,254	93,097

Director Compensation for Fiscal 2015
The following table summarizes the compensation the Company paid to non-employee members of the Board of Directors for the fiscal year ended March 31, 2015:

Name	Fees Earned or Cash Paid ($)	Stock Awards ($) (1)	Option Awards ($) (1)	Non-Equity Incentive Plan Compensation ($)	Changes in Pension Value and Non-qualified Deferred Compensation Earnings ($) (2)	All Other Compensation ($)	Total ($)
K. R. Bramlett	50,000	—	—	—	(35,444)	—	14,556
J. R. Gilreath	40,000	—	—	—	—	—	40,000
C. D. Way	55,000	—	—	—	—	—	55,000
D. Whitaker	40,000	—	—	—	—	—	40,000
S. Vassalluzzo	40,000	—	—	—	—	—	40,000

(1)
The amounts in these columns reflect the grant date fair value determined in accordance with FASB ASC Topic 718. Assumptions used in the calculation of these amounts are included in footnote 13 to the Company’s audited financial statements for the fiscal year ended March 31, 2015, included in the Company’s 2015 Form 10-K.

(2)
Mr. Bramlett received a distribution from the Deferred Fee Plan for $680,937 on December 17, 2014, which represented the entire balance under the Non-Qualified Deferred Compensation Plan. The distribution resulted in loss of $35,444 for fiscal 2015 based on the change in fair value of the stock units held since March 31, 2014.

For fiscal 2015, each non-employee director was paid a $10,000 quarterly retainer, except the Chairman of the Audit and Compliance Committee and the Chairman of the Compensation Committee, who received a quarterly retainer of $13,750 and $12,500, respectively. No additional fees were paid for attendance of meetings.
The Company offers a deferred fee plan for its non-employee directors under which participating directors may defer any or all of their retainer and meeting fees for specified time periods. The deferred fee plan is non-qualified for tax purposes. Deferred fees under the plan earn interest at the prime rate or, at each participating director’s option, a return based on the Company’s stock price performance over time. During fiscal 2015, none of the directors elected to defer any fees under this plan. All directors are reimbursed for ordinary and necessary out-of-pocket expenses incurred in attending meetings of the Board of Directors and its committees.
On April 30, 2012, each non-employee director, except Mr. Vassalluzzo, received 2,000 shares of restricted stock, which vested immediately upon issuance. The fair value of the restricted shares granted was $66.51 per share.
On December 5, 2012, each non-employee director, except Mr. Vassalluzzo, received 5,000 stock options. These stock options were granted at an exercise price of $74.08, the closing price of the Company's common stock on December 7, 2012 as reported on the Nasdaq Global Select Market. These nonstatutory option awards vest and become exercisable at a rate of twenty percent (20%) per year on each of the succeeding five (5) anniversaries of the grant date if the optionee remains in the continuous employment of the Company or any Subsidiary (as defined in the Plan).
On December 5, 2012 (effective December 7, 2012), each non-employee director, except Mr. Vassalluzzo, received 1,000 shares of restricted stock (Group A). The restricted shares were scheduled to vest on April 30, 2015 (and did fully vest) based on the Company’s achievement of following performance goals, as certified by the Compensation Committee:

EPS Target	Restricted Shares Eligible for Vesting (Percentage of Award)
$10.29	100%
$9.76	67%
$9.26	33%
Below $9.26	0%
In addition on December 5, 2012 (effective December 7, 2012), each non-employee director, except Mr. Vassalluzzo, received 6,500 shares of restricted stock (Group B). The restricted shares are eligible to vest until March 31, 2017.  Such restricted shares will vest 25% if the Company achieves the following performance goals, as certified by the Compensation Committee, during any successive trailing four quarters during the measurement period beginning on October 1, 2012 and ending March 31, 2017:

Trailing 4 quarter EPS Target	Restricted Shares Eligible for Vesting (Percentage of Award)
$13.00	25%
$14.50	25%
$16.00	25%
$18.00	25%

With respect to both the Group A and Group B restricted share awards, unvested awards terminate immediately upon the termination of the recipient's being a non-employee director with the Company or any Subsidiary for any reason other than death, in which case the recipient's beneficiary will be entitled to receive the maximum number of shares that would have vested during the performance period assuming that the recipient had remained in the employment of the Company through the end of the performance period. Such restricted shares are also subject to accelerated vesting upon the occurrence of a Change in Control (defined for this purpose in the same manner as described above for the option grants).

All restricted shares were issued pursuant to the terms of the 2008 Stock Option Plan and all options issued were pursuant to the terms of the 2011 Stock Option Plan.

The table below sets forth information with respect to the value at March 31, 2015 of all unexercised options and shares of restricted stock held by non-employee directors.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units, or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
K. R. Bramlett	2,000	3,000	—	74.08	12/7/22	—	—	—	—
K. R. Bramlett	—	—	—	74.08	12/7/22	—	—	7,500	546,900

J. R. Gilreath	2,000	3,000	—	74.08	12/7/22	—	—	—	—
J. R. Gilreath	—	—	—	74.08	12/7/22	—	—	7,500	546,900

C. D. Way	2,000	3,000	—	74.08	12/7/22	—	—	–	–
C. D. Way	—	—	—	74.08	12/7/22	—	—	7,500	546,900

D. Whitaker	2,000	3,000	—	74.08	12/7/22	—	—	—	—
D. Whitaker	—	—	—	74.08	12/7/22	—	—	7,500	546,900

Equity Plan Compensation Information
The following table sets forth certain information as of March 31, 2015 regarding the Company’s four existing equity compensation plans, which are the 2002 Stock Option Plan, the 2005 Stock Option Plan, the 2008 Stock Option Plan and the 2011 Stock Option Plan.

Category	Number of Securities to be issued upon Exercise of Outstanding Options (#)	Weighted Average Exercise Price of Outstanding Options ($)	Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans (#) (1)
Equity Compensation Plans Approved by Security Holders
2002 Stock Option Plan	160	43.04	—
2005 Stock Option Plan	87,340	33.17	600
2008 Stock Option Plan	128,550	47.50	14,943
2011 Stock Option Plan	867,717	75.98	193,635
Equity Compensation Plans Not Approved by Security Holders	—	—	—
Total	1,083,767	69.15	209,178

(1) Of this remaining capacity, shares can be granted as options or up to 108,443 shares can be issued as restricted stock.
Report of the Compensation and Stock Option Committee
The Compensation and Stock Option Committee has reviewed and discussed with management the Compensation Discussion and Analysis contained in this Proxy Statement. Based on the reviews and discussions referred to above, the Compensation and Stock Option Committee recommends to the Board of Directors that the Compensation Discussion and Analysis referred to above be included in this Proxy Statement.
Compensation and Stock Option Committee
Ken R. Bramlett, Jr., Chairman
Charles D. Way
Scott J. Vassalluzzo

PROPOSAL II – RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

The Audit and Compliance Committee has approved the selection of the firm McGladrey LLP as the independent registered public accounting firm to audit the consolidated financial statements and the effectiveness of internal control over financial reporting of the Company and its subsidiaries for the 2016 fiscal year, and to perform such other appropriate accounting services as may be required by the Board.

The Company has been advised by McGladrey LLP that the firm did not have any direct financial interest or any material indirect financial interest in the Company and its subsidiaries during the Company’s most recent fiscal year.
Representatives of McGladrey LLP are expected to be present at the Meeting with the opportunity to make a statement if they so desire, and they are expected to be available to respond to appropriate questions.

Approval of the proposal requires the affirmative vote of a majority of the Shares voted on the proposal. Should the shareholders vote negatively, the Board of Directors will consider a change in accountants for the next fiscal year.

The Board unanimously recommends a vote FOR ratifying the selection of McGladrey LLP as the independent registered public accounting firm to audit the consolidated financial statements and the effectiveness of internal control over financial reporting of the Company and its subsidiaries for the 2016 fiscal year.

Report of the Audit and Compliance Committee of the Board of Directors

The Audit and Compliance Committee for the Company’s fiscal year ended March 31, 2015 was composed of three directors, each of whom is independent within the meaning of applicable NASDAQ rules and all of whom have accounting or related financial management expertise. The Audit and Compliance Committee operates under a written charter approved by the Board of Directors.

Management is responsible for the Company’s financial reporting process, including the preparation of consolidated financial statements in accordance with U.S. generally accepted accounting principles, and for the Company’s system of internal controls, including establishing and maintaining adequate internal control over financial reporting. The Company’s independent registered public accounting firm is responsible for performing an independent audit of those financial statements and the effectiveness of the Company’s internal control over financial reporting. It is not the duty or responsibility of the Audit and Compliance Committee to conduct auditing or accounting reviews or procedures. The responsibility of the members of the Audit and Compliance Committee is to assist the Board of Directors in fulfilling its oversight responsibilities by monitoring these processes.

The Audit and Compliance Committee’s oversight of these processes and considerations and discussions with management and with the Company’s independent registered public accounting firm do not assure that the Company’s financial statements are presented in accordance with generally accepted accounting principles, that the audit of the Company’s financial statements has been carried out in accordance with generally accepted auditing standards, or that the Company has maintained effective internal control over financial reporting.

In this context, the Audit and Compliance Committee met with management and the independent registered public accounting firm to review and discuss the Company’s audited consolidated financial statements as of and for the fiscal years ended March 31, 2015. The Audit and Compliance Committee also discussed with the independent registered public accounting firm the matters required by Statement on Auditing No. 16, Communications with Audit Committees, as adopted by the Public Company Accounting Oversight Board.

The Audit and Compliance Committee also received written disclosures and a letter from the independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the Audit and Compliance Committee concerning independence, and the Audit and Compliance Committee discussed with the independent registered public accounting firm that firm’s independence. In particular, the Audit and Compliance Committee considered whether the provision of non-audit services described in the following section is compatible with maintaining the independence of the accountants.

Based upon the Audit and Compliance Committee’s discussions with management and the independent registered public accounting firm, and the Audit and Compliance Committee’s review of the representations of management and the independent registered public accounting firm, the Audit and Compliance Committee recommended that the Board of Directors include the audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended March 31, 2015, for filing with the Securities and Exchange Commission.

Audit and Compliance Committee
Charles D. Way, Chairman
Ken R. Bramlett, Jr.
Darrell E. Whitaker

Audit and Compliance Committee Pre-Approval of Services Provided by the Independent Registered Public Accounting Firm

As mandated by SEC regulations, the Audit and Compliance Committee pre-approves all audit and permitted non-audit services provided to the Company by its independent registered public accounting firm. The Audit and Compliance Committee’s practice in this regard is to have the Company’s independent registered public accounting firm, in conjunction with their proposed engagement to provide annual audit services, provide for the Audit and Compliance Committee’s review and approval the terms of additional proposed engagements regarding matters such as tax compliance and employee benefit plan audits. To the extent that any other services not detailed on these engagements are proposed throughout the year, these services may be undertaken only after review with, and approval by, the Audit and Compliance Committee Chairman, who reports on such services to the full Audit and Compliance Committee at its regularly scheduled meetings.

Change in Independent Registered Public Accountants

As previously reported, on August 29, 2014, the Company was informed by KPMG LLP that KPMG LLP would not respond to the Company’s then-recent request for proposal to serve as the Company’s independent registered public accounting firm and that KPMG LLP resigned as the Company’s current independent registered public accounting firm. The decision to request proposals to serve as the Company’s independent registered public accounting firm was approved by the Company’s Audit Committee and the Board of Directors.

The audit reports of KPMG LLP on the consolidated financial statements of the Company as of and for the years ended March 31, 2014 and 2013 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles.

During the two fiscal years ended March 31, 2014 and 2013 and from April 1, 2014 through August 29, 2014, (i) there were no disagreements with KPMG LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures that, if not resolved to KPMG LLP’s satisfaction, would have caused KPMG LLP to make reference in connection with their opinion to the subject matter of the disagreement and (ii) there were no “reportable events” as defined in Item 304(a)(1)(v) of Regulation S-K, except that as of March 31, 2013, management's assessment of the Company's internal control over financial reporting identified a material weakness related to the following deficiencies:

•
The Company did not have a documented policy that addressed the establishment of the allowance for loan losses, including the assumptions underlying the allowance for loan losses and how management would review and conclude on the appropriateness of the allowance for loan losses; and

•
The Company did not have a control to assess whether the accounting treatment of renewals was in accordance with U.S. generally accepted accounting principles and what impact, if any, renewals would have on the estimate of the allowance for loan losses.

A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting such that there is a reasonable possibility that a material misstatement of the Company's annual or interim financial statements will not be prevented or detected on a timely basis. The material weakness was remediated during fiscal 2014 and management concluded that the Company’s internal control over financial reporting was effective as of March 31, 2014.

On September 16, 2014, the Company, appointed McGladrey LLP as the Company’s independent registered public accounting firm for the fiscal year ended March 31, 2015, based on the approval of the Audit Committee of the Company’s Board of Directors. During the years ended March 31, 2014 and 2013 and through September 16, 2014, neither the Company nor anyone on its behalf consulted McGladrey LLP regarding (i) the application of accounting principles to a specific completed or contemplated transaction, (ii) the type of audit opinion that might be rendered on the Company's financial statements, or (iii) any matter that was the subject of a “disagreement” or “reportable event” within the meaning of Item 304(a)(1) of Regulation S-K.

Audit Fees

McGladrey LLP billed the Company $447,000 in aggregate fees for fiscal year 2015 audit services, the review of the financial statements included in quarterly and annual reports on Form 10-Q and 10-K during fiscal year 2015, services that are normally provided by them in connection with statutory and regulatory filings, and in connection with a comfort letter.

KPMG LLP billed the Company $490,000 in aggregate fees for fiscal year 2014 audit services, the review of the financial statements included in quarterly and annual reports on Form 10-Q and 10-K during fiscal year 2014 and the services that were normally provided by them in connection with statutory and regulatory filings.

Audit-Related Fees

There were no audit-related fees billed by McGladrey LLP in fiscal year 2015 for assurance and related services other than those described above under "Audit Fees" that are reasonably related to the performance of the audit or review of the Company's financial statements.

KPMG LLP billed the Company $20,000 in aggregate fees for fiscal year 2014 for assurance and related services, other than those described above under “Audit Fees,” that are reasonably related to the performance of the audit or review of the Company’s financial statements. In 2014, these fees were billed for the audit of the Company’s Retirement Savings Plan and in connection with a SEC comment letter.

Tax Fees

For fiscal 2014, KPMG LLP billed the Company $7,209 in aggregate fees for tax compliance, tax advice and tax planning services.

All Other Fees

McGladrey LLP billed the Company $42,000 in aggregate fees for fiscal year 2015 related to regulatory compliance and consulting.

There were no other fees billed for other services rendered by KPMG LLP for fiscal year and 2014.

All of the fees reported above were approved by the Audit and Compliance Committee and none were approved pursuant to the de minimis exception to the audit and compliance committee pre-approval requirements specified in Rule 2-01(c)(7)(i)(C) of Regulation S-X.

PROPOSAL III – APPROVAL OF A NON-BINDING ADVISORY
RESOLUTION ON EXECUTIVE COMPENSATION

Section 951 of the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) and related implementing regulations issued by the SEC require that at the first Annual Meeting of Shareholders on or after January 21, 2011 and not less than once every three years thereafter, the Company include a separate resolution subject to an advisory shareholder vote to approve the compensation of the Company’s Named Executive Officers, as disclosed in its proxy statement pursuant to Item 402 of Regulation S-K of the SEC. The Company currently intends to offer this advisory vote annually.
This proposal, commonly known as a “say-on-pay” proposal, gives the Company’s shareholders the opportunity to endorse or not endorse, on an advisory basis, the Company’s executive pay program and policies, as disclosed in this Proxy Statement, through the following resolution:
“Resolved, that the shareholders approve the compensation of the Company’s Named Executive Officers as disclosed, pursuant to Item 402 of Regulation S-K of the SEC, in this Proxy Statement.”
As provided in the Dodd-Frank Act, this vote will not be binding on the Company or the Board of Directors. The Compensation Committee, however, expects to take into account the outcome of the vote when considering future executive compensation arrangements.
With respect to the above resolution, shareholders may vote for the resolution, against the resolution or abstain from voting.  This matter will be decided by the affirmative vote of a majority of the votes cast at the Annual Meeting. On this matter, abstentions and broker non-votes will have no effect on the voting.
The Board and the Compensation Committee believe that the compensation program is designed to tie pay to performance and, with its mix of short-term and long-term incentives and of cash and equity compensation, rewards sustained performance that is aligned with long-term shareholder interests. The Board and the Compensation Committee believe the compensation paid or awarded to the NEOs for fiscal 2015 was reasonable and appropriate. In fiscal 2015:

•	the Company achieved record earnings per diluted share of $11.90, an increase of 23.9% over fiscal 2014;

•	gross loans outstanding remained level with the prior fiscal year;

•
total G&A expense as a percentage of revenue, as presented, increased to 49.5% from 48.5% in fiscal 2014. These figures represent a non-GAAP measure that  excludes adjustments for deferred origination costs described in footnote 1 to the Company’s audited financial statements for the fiscal year ended March 31, 2015. The non-GAAP figures may be reconciled to GAAP presentation according to the following tables:

March 31, 2015	Non-GAAP	Adjustments	GAAP
Consolidated revenue	629,541,606
Revenue Adj.		(19,328,729)
Adjusted revenue			610,212,877
General and administrative expense	311,380,247
Admin. expense - personnel Adj.		(15,578,890)
Admin expense - other Adj.		(3,749,839)
Adjusted G&A expense			292,051,518
G&A expense as a percentage of revenue	49.5%		47.9%

March 31, 2014	Non-GAAP	Adjustments	GAAP
Consolidated revenue	617,649,251
Revenue Adj.		(18,385,852)
Adjusted revenue			599,263,399
General and administrative expense	299,634,285
Admin. expense - personnel Adj.		(15,349,640)
Admin expense - other Adj.		(3,036,212)
Adjusted G&A expense			281,248,433
G&A expense as a percentage of revenue	48.5%		46.9%
Management believes the above non-GAAP presentation of total G&A expense as a percentage of revenue is an appropriate way of presenting this metric as it relates to the Company’s fiscal 2015 Executive Incentive Plan, but should not be considered an alternative to disclosure of the Company’s performance as calculated in accordance with GAAP.

•	net charge-offs as a percent of average net loans decreased to 12.9% from 14.7% in fiscal 2014.

•
as a result of this performance, the Company exceeded the target level of performance on two of its four key corporate-level performance measures and achieved the threshold level of performance on one such measures, resulting in bonus payments under the executive incentive plan that averaged 78% and 55% of base salary for all NEOs for fiscal 2015 and 2014, respectively.

Shareholders are encouraged to read the “Executive Compensation” section of this Proxy Statement, including “—Compensation Discussion and Analysis,” the accompanying compensation tables, and the related narrative disclosure, for more information on the executive compensation.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” APPROVAL OF THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THIS PROXY STATEMENT.

PROPOSALS FOR 2016 ANNUAL MEETING OF SHAREHOLDERS
Shareholders who intend to present proposals for consideration at next year’s Annual Meeting are advised that any such proposal must be received by the Secretary of the Company by no later than the close of business on March 9, 2016, if such proposal is to be considered for inclusion in the proxy statement and proxy appointment form relating to that Meeting. Only persons who have held beneficially or of record the lesser of at least $2,000 in market value, or 1% of the outstanding Common Stock, for at least one year on the date the proposal is submitted and who continue in such capacity through the Meeting date are eligible to submit proposals to be considered for inclusion in the Company’s proxy statement. In addition, under current SEC rules, the persons designated with voting authority in proxies solicited by the Board of Directors may exercise their discretionary voting authority to vote against any shareholder proposal raised at next year’s Annual Meeting if notice of such proposal is received by the Secretary of the Company later than the close of business on May 24, 2016. These deadlines and related procedural requirements (as well as those described for shareholder nomination of director candidates under “Corporate Governance Matters – Director Nominations”) are based on current SEC rules and are subject to change if and to the extent contrary to the requirements of any applicable SEC rules that may be in effect for the Company’s 2016 proxy statement and Annual Meeting. In such an event, the Company will notify its shareholders, through applicable SEC filings or otherwise, of changes to such deadlines and procedures.

OTHER MATTERS
The Board and the Company’s officers are not aware of any other matters that may be presented for action at the Meeting, but if other matters do properly come before the Meeting, it is intended that Shares represented by proxies in the accompanying form will be voted by the persons named in the proxy in accordance with their best judgment.
You are cordially invited to attend this year’s Meeting. However, whether you plan to attend the Meeting or not, you are respectfully urged to sign and return the enclosed proxy, which will, of course, be returned to you at the Meeting if you are present and so request.

July 7, 2015	A.A. McLean III
Chairman of the Board and Chief Executive Officer

Notice of Annual Meeting
and
Proxy Statement

Annual Meeting
of Shareholders
to be held on
August 5, 2015

ANNUAL MEETING OF SHAREHOLDERS OF

WORLD ACCEPTANCE CORPORATION

August 5, 2015

GO GREEN

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Please sign, date and mail your proxy card in the envelope provided as soon as possible.

↓ Please detach along perforated line and mail in the envelope provided. ↓

20730300000000000000 9 080515

THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE FOR ITEMS 1, 2 AND 3:

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. ELECTION OF DIRECTORS.

☐ **FOR ALL NOMINEES**

☐ **WITHHOLD AUTHORITY FOR ALL NOMINEES**

☐ **FOR ALL EXCEPT** (See instructions below)

NOMINEES:
- ○ A. Alexander McLean, III
- ○ James R. Gilreath
- ○ Charles D. Way
- ○ Ken R. Bramlett, Jr.
- ○ Scott J. Vassalluzzo
- ○ Darrell E. Whitaker
- ○ Janet Lewis Matricciani

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark **"FOR ALL EXCEPT"** and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

	FOR	AGAINST	ABSTAIN
2. PROPOSAL TO RATIFY THE SELECTION OF MCGLADREY LLP as the Company's independent registered public accounting firm	☐	☐	☐
3. PROPOSAL TO APPROVE, ON AN ADVISORY BASIS, THE COMPENSATION OF THE COMPANY'S NAMED EXECUTIVE OFFICERS	☐	☐	☐

4. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS.

The undersigned acknowledges receipt of the accompanying Notice of Annual Meeting and Proxy Statement and revokes all proxies heretofore given by the undersigned.

Signature of Shareholder ______ Date: ______ Signature of Shareholder ______ Date: ______

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

0

WORLD ACCEPTANCE CORPORATION

This Proxy is Solicited on Behalf of the Board of Directors.

The undersigned hereby appoints A. Alexander McLean, III and Tara E. Trantham as Proxies, each with the power to appoint his substitute, and hereby authorizes each of them to represent and to vote, as designated below, all the shares of common stock of World Acceptance Corporation (the "Company") held of record by the undersigned on June 29, 2015 at the annual meeting of shareholders to be held on August 5, 2015 or any adjournment thereof.

(Continued and to be signed on the reverse side.)

1.1 14475